    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1996


                                                       REGISTRATION NO. 333-8855
________________________________________________________________________________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 5 TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                DELAWARE                                     7941                                    22-3393152
    (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                        29 NORTHFIELD AVENUE, SUITE 200
                         WEST ORANGE, NEW JERSEY 07052
                                 (201) 325-3244
   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PLACE OF
                                   BUSINESS)

                            MARC ROBERTS, PRESIDENT
                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                        29 NORTHFIELD AVENUE, SUITE 200
                         WEST ORANGE, NEW JERSEY 07052
                                 (201) 325-3244
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                       CRAIG S. LIBSON, ESQ.                                              STEVEN SCHUSTER, ESQ.
                    PARKER DURYEE ROSOFF & HAFT                                          MCLAUGHLIN & STERN, LLP
                          529 FIFTH AVENUE                                                 380 LEXINGTON AVENUE
                      NEW YORK, NEW YORK 10017                                           NEW YORK, NEW YORK 10168
                           (212) 599-0500                                                     (212) 867-2500
                        FAX: (212) 972-9487                                                FAX: (212) 599-2332

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                                                            MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
 SECURITIES TO BE REGISTERED          REGISTERED          PER UNIT(1)      OFFERING PRICE(1)        FEE


Units (each consisting of one
  share of Common Stock, $.01
  par value, and one
  Redeemable Warrant).........   1,610,000  Units(2)         $ 6.00           $ 9,660,000          $2,927
Common Stock, $.01 par
  value.......................   1,610,000  Shares(3)        $ 7.20           $11,592,000          $3,512
Underwriter's Units (each Unit
  consisting of one share of
  Common Stock and one
  Redeemable Warrant).........     140,000  Units(4)         $ 9.90           $ 1,386,000          $  420
Common Stock, $.01 par
  value.......................     140,000  Shares(5)        $ 7.20           $ 1,008,000          $  305
                                                                           -----------------    ------------
     TOTAL....................                                                $23,646,000          $7,164(6)


                                                   (footnotes on following page)
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(footnotes from front cover)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.


(2) Includes  210,000  Units  issuable   upon  exercise  of  the   Underwriter's
    over-allotment option.


(3) Pursuant to Rule 416(a), there are hereby being registered an indeterminate number of additional shares of Common Stock which may be issued pursuant to the anti-dilution provisions of the Redeemable Warrants. No additional registration fee is included for those shares.


(4) Represents Units to be sold to the Underwriter.



(5) Reserved for issuance upon exercise of the Redeemable Warrants underlying the Underwriter's Units.


(6) Such fee was previously paid.

                    SUBJECT TO COMPLETION, OCTOBER 18, 1996

PROSPECTUS


                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                                1,400,000 UNITS
                               EACH COMPRISED OF
                         ONE SHARE OF COMMON STOCK AND
                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT


     Worldwide Entertainment & Sports Corp. (the 'Company') hereby offers 1,400,000 Units, each comprising one share of its common stock, $.01 par value ('Common Stock'), and one redeemable common stock purchase warrant ('Redeemable Warrants'). The shares of Common Stock and the Redeemable Warrants will be separately tradeable and transferrable from and after the date of this Prospectus. Each Redeemable Warrant entitles the holder to purchase one share of
Common Stock at $7.20 commencing                 , 1997 until                  ,
2001.  Commencing                 , 1997, the Redeemable Warrants are subject to
redemption at $.05 per warrant on 30 days' prior written notice provided the last sale price of the Common Stock for any 20 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9 per share. The exercise prices of the Redeemable Warrants are subject to adjustment under certain circumstances. See 'Description of Securities -- Redeemable Warrants.'



     Prior to this offering, there has been no public market for the Units, the Common Stock or the Redeemable Warrants (collectively, the 'Securities'). The Company has applied for the quotation of the Units, the Common Stock and the Redeemable Warrants on the Nasdaq SmallCap Market under the symbols 'WWESU', 'WWES' and 'WWESW', respectively. There can be no assurance that a public market will develop or be sustained for any of the Securities, in which event holders may experience difficulty in selling their Securities. The offering price of the Units and the exercise price and other terms of the Redeemable Warrants have been arbitrarily determined by negotiation between the Company and William Scott & Company, L.L.C., (the 'Underwriter'), are not related to the Company's asset value, net worth or other established criteria of value and are not necessarily indicative of the value of the Company. See 'Risk Factors' and 'Underwriting.'

                            ------------------------
  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
   DILUTION. SEE 'RISK FACTORS' AND 'DILUTION' ON PAGES 6 THROUGH 13 OF THIS
                                  PROSPECTUS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION NOR  ANY STATE  SECURITIES COMMISSION,  NOR HAS THE
     COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
       ACCURACY  OR ADEQUACY  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND        PROCEEDS TO
                                                            PRICE TO PUBLIC      COMMISSIONS(1)        COMPANY(2)
Per Unit.................................................        $6.00                $.60               $5.40
Total(3).................................................      $8,400,000           $840,000           $7,560,000



(1) Does not reflect additional compensation to  the Underwriter in the form  of
    (i) a non-accountable expense allowance of up to $168,000 ($193,200 if the over-allotment option is exercised in full); (ii) an option, exercisable over a period of four years commencing one year from the date of this Prospectus, to purchase up to 140,000 Units at $9.90 per Unit (the 'Unit Purchase Option'); and (iii) a consulting fee of $50,000 pursuant to a two year consulting agreement of which $25,000 is payable at the closing of this Offering and $25,000 one year thereafter. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'



(2) Before deducting expenses of the offering payable by the Company, estimated at $550,000 (approximately $.39 per Unit), including the Underwriter's non-accountable expense allowance and the consulting fee payable to the Underwriter.



(3) The Company has granted the Underwriter an option, exercisable within 45 days of the date of this Prospectus, to purchase up to 210,000 additional Units on the same terms and conditions as set forth above to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and
    Proceeds to Company will be increased to $9,660,000, $966,000, and $8,694,000, respectively. See 'Use of Proceeds' and 'Underwriting.'



     The Units are offered on a 'firm commitment' basis by the Underwriter when, as and if delivered to and accepted by the Underwriter, and subject to prior sale, withdrawal or cancellation of the offer without notice. It is expected that delivery of the certificates representing the Units will be made at the offices of the Underwriter, 1030 Salem Road, Union, NJ 07083, on or about
               , 1996.


                            ------------------------
                        WILLIAM SCOTT & COMPANY, L.L.C.
                            ------------------------
              THE DATE OF THIS PROSPECTUS IS                , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         [PHOTO]                        [PHOTO]                  [PHOTO]                     [PHOTO]                [PHOTO]

  CHARLES "THE NATURAL" MURRAY        STEPHEN DAVIS            SAMAKI WALKER              WILLIAM GAINES         SHANNON BRIGGS
Current NABF Junior Welterweight      Running Back,        Forward, Dallas Mavericks,    Defensive Tackle          24 year old
    Champion of the World          Washington Redskins    No. 9 pick in First Round     Washington Redskins    Heavyweight Prospect
                                                             of the 1996 NBA Draft


                  [Worldwide Entertainment and Sports Corp. Logo]


         [PHOTO]              [PHOTO]                   [PHOTO]                   [PHOTO]                        [PHOTO]

     SHAWNELLE SCOTT       FRANKIE SMITH         RAY "MERCILESS" MERCER          JASON OSBORNE             TRACY HARRIS PATTERSON
     Center/Forward,         Cornerback         1988 Olympic Heavyweight      Guard, Indiana Pacers          Junior Lightweight
   Cleveland Cavaliers   San Francisco 49'ers        Gold Medalist,                                         2 time World Champion
                                                  former Heavyweight
                                                 Champion of the World


  The foregoing athletes are among those represented by Worldwide Entertainment & Sports Corp.





                            ------------------------
     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR THE REDEEMABLE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                            ------------------------
     The Company will furnish its stockholders and holders of Redeemable Warrants with annual reports containing audited financial statements and such interim reports as it deems appropriate.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all share and per share data and all information in this Prospectus assume no exercise of: (i) the Underwriter's over-allotment option; (ii) the Redeemable Warrants; (iii) the Unit Purchase Option; (iv) outstanding options; or (v) options available for grant under the Company's 1996 Stock Option Plan. Except as otherwise noted, all references to the Company include all activities of its predecessors in interest, and the operations of the Company's subsidiaries, Worldwide Team Sports, Inc. and Worldwide Basketball Management, Inc.


THE COMPANY

     Worldwide Entertainment & Sports Corp. (the 'Company') was established in 1995 to engage in the business of providing management, agency and marketing services to professional athletes and entertainers. To date, the Company has provided such services principally to boxers. While the Company intends to expand its roster of boxers, the Company also intends to provide its services to athletes in other professional sports, initially to football and basketball players, and ultimately to entertainment personalities. In addition to the career management and contract negotiation functions customarily provided by sports agents, the Company intends to develop a marketing division to seek to maximize the commercial opportunities available to its clients through product endorsements and other activities.


     The Company has succeeded to the business operations of entities previously operated by Marc Roberts, the Company's Chief Executive Officer. Mr. Roberts has been engaged in the management of professional boxers for over 17 years. The Company currently is a party to exclusive management contracts with four boxers -- Ray Mercer, Tracy Patterson, Charles Murray and Shannon Briggs -- pursuant to which the Company retains a percentage, ranging from 15% to 27 1/2%, of the boxers' purses from all professional boxing contests and exhibitions during the term of the contracts, as well as 10% to 20% of all fees, honoraria or other compensation payable to the boxers for product endorsements, speaking engagements, personal appearances or other commercial performances. These boxers have engaged in 80 professional bouts while under Mr. Roberts' management. For the year ended December 31, 1995 and the six months ended June 30, 1996, boxers' purse payments from all bouts engaged in by such boxers aggregated $431,500 and $575,000, respectively, and the Company's share of such purse income aggregated $75,794 and $122,187, respectively. The Company has not received any material income from fees, honoraria or other compensation earned by its boxers. For such periods, the Company incurred net losses of $(869,303) and $(703,794), respectively. The Company's success will depend in part on the ability of its boxers to attain and sustain championship or, in the case of Messrs. Mercer and Briggs, the two heavyweight boxers, top contender status and consequently engage in matches with substantially higher purses.


     The Company's Worldwide Team Sports, Inc. ('WWTS') subsidiary was organized in January 1996 to employ or enter into consulting arrangements with agents and contract advisors registered with the appropriate professional sports governing organizations to represent athletes in professional team sports. To date, WWTS has employed one National Football League ('NFL') contract advisor ('Agent') who has executed representation agreements with seven players under contract with NFL franchises. The Company is continually seeking to add to its roster of players by signing additional representation agreements, but anticipates that any significant expansion of this division will be accomplished by retaining the services of additional established Agents. There can be no assurance that the Company will be successful in accomplishing this goal. Agents are compensated based upon a percentage of their clients' salaries, and are paid as and when the client is paid by the team. Agency fees for professional football player contracts are limited to 4% by the NFL Collective Bargaining Agreement, although lesser percentage fees are sometimes applied. Each of the Company's existing representation agreements with professional football players provides for the Company to share its fee on a 50/50 basis with third parties. Because NFL player contracts customarily are negotiated and signed in the late summer and early fall months and revenues therefrom are first received during the football season, the Company's Team Sports subsidiary has not generated significant revenues to date from the negotiation of player contracts.


     In August 1996, the Company formed Worldwide Basketball Management, Inc. ('WWBM') for the purpose of providing agency, marketing and management services to professional basketball players. WWBM is owned 80% by the Company and 20% by Erik Rudolph and Michael Goodson, WWBM's President and Executive Vice President, respectively. WWBM has been assigned the revenues resulting from the existing representative agreements signed by Mr. Rudolph as a registered NBA Agent. Mr. Rudolph has representative agreements with three players on National Basketball Association ('NBA') rosters, including Samaki Walker, the ninth player selected in the 1996 NBA draft. Because the 1996-1997 NBA season has not begun as of the date of this Prospectus, WWBM has not received revenues to date. The aggregate agency fees expected to be received during the 1996-1997 NBA season from the three existing player contracts are anticipated to be approximately $64,000, exclusive of revenue which may be generated from endorsement or other sources of marketing income.


     The Company's executive offices are located at 29 Northfield Avenue, West Orange, NJ 07052 and its telephone number is (201) 325-3244. The Company also leases and operates a boxing training facility in West Orange, New Jersey.

THE OFFERING


Securities Offered...............  1,400,000 Units,  each  comprised  of  one  share  of  Common  Stock  and  one
                                   Redeemable  Warrant. Each Redeemable  Warrant entitles the  holder to purchase one share of Common Stock at $7.20 from the first through fifth anniversary of the date of this Prospectus. The exercise prices and number of shares issuable upon exercise of the Redeemable Warrants are subject to adjustment in  certain circumstances. See 'Description of Securities.'
Common Stock Outstanding Before
  Offering.......................  3,753,255(1)
Common Stock Outstanding After
  Offering.......................  5,153,255(1)(2)
Use of Proceeds..................  Repayment  of debt; payment of training  expenses; recruitment of athletes and agents; relocation to new office and training facility space; employee bonuses and working capital. See 'Use of Proceeds.'
Proposed NASDAQ
  Symbols........................  Units -- WWESU
                                   Common Stock -- WWES
                                   Redeemable Warrants -- WWESW


------------

(1) Does not include up to 1,020,000 additional shares of Common Stock which may be acquired upon the exercise of warrants to purchase shares of Common Stock. See 'Certain Transactions' and 'Legal Matters'.

(2) Does not include shares which may be issued upon the exercise of the Redeemable Warrants, the Unit Purchase Option or the Redeemable Warrants contained therein.

RISK FACTORS

     An investment in the Units offered hereby entails a high degree of risk, including the following factors, and substantial dilution. See 'Risk Factors' and 'Dilution'.

      A history of operating losses

      Recently organized company

      Need for expanded operations

      Dependence upon Chief Executive Officer

      Dependence upon clients' athletic success

      Competition

SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the financial information appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto.

STATEMENT OF OPERATIONS DATA:

                                                                                      SIX MONTHS ENDED JUNE
                                                      YEAR ENDED DECEMBER 31,                  30,
                                                     --------------------------      ------------------------
                                                       1994            1995            1995           1996
                                                     ---------      -----------      ---------      ---------

Total Income......................................   $  20,200      $   241,621      $ 186,646      $ 157,036
Total Expenses....................................     396,700        1,077,037        340,303        787,719
Loss from Operations..............................    (376,500)        (835,416)      (153,657)      (630,683)
Net Loss..........................................   $(381,786)     $  (869,303)     $(153,809)     $(703,794)

BALANCE SHEET DATA:


                                                                 DECEMBER 31, 1995            JUNE 30, 1996
                                                                 -----------------    -----------------------------
                                                                                        ACTUAL       AS ADJUSTED(1)
Current Assets................................................      $   698,719       $   567,019      $5,590,646
Total Assets..................................................          784,670           914,882       5,938,509
Current Liabilities...........................................        1,585,126         2,197,132         210,759
Total Liabilities.............................................        1,585,126         2,219,132         232,759
Stockholders Equity (deficiency)..............................      $  (800,456)      $(1,304,250)     $5,705,750


------------


(1) Adjusted to reflect the anticipated application of the net proceeds from the sale of the 1,400,000 Units offered hereby, including repayment of certain outstanding indebtedness from a private placement of promissory notes, $1,986,373 of which was outstanding at June 30, 1996 and approximately $2,150,000 of which is outstanding on the date hereof. See 'Use of Proceeds' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                  THE COMPANY

     The Company was incorporated in Delaware on August 15, 1995. Since inception, the Company (i) acquired all of the assets, assumed the liabilities, and succeeded to the business of Shannon Briggs I, L.P., a New Jersey limited partnership (the 'Partnership'), which had managed one of the boxers currently under contract with the Company and (ii) acquired and merged into the Company five corporations previously conducting the Company's other boxing operations, including the management of the Company's other three boxers. In January 1996 and August 1996, the Company organized WWTS and WWBM, respectively. See 'Business -- Organization' and 'Certain Transactions.'

                                  RISK FACTORS

     An investment in the Units entails a high degree of risk and immediate substantial dilution. Prospective investors should give careful consideration to the following factors, in addition to the other information contained in the Prospectus, in evaluating an investment in the Units.

LOSSES TO DATE; WORKING CAPITAL DEFICIT

     The Company has continued to incur losses since inception and expects to continue to incur losses until such time, if ever, as one or more of the Company's four boxers receive bout purses large enough at least to offset the Company's operating costs or the Company generates significant revenues from its WWTS or WWBM subsidiaries. To date, the Company has received limited revenues from purse income (an aggregate of approximately $75,794 for the year ended December 31, 1995 and $122,187 for the six months ended June 30,1996). The Company has generated minimal revenues from ancillary and marketing activities to date, and as of June 30, 1996 had generated no revenues from negotiation of team sports player contracts. During such periods, the Company sustained net losses of $(869,303) and $(703,794), respectively. At June 30, 1996, the Company had an accumulated deficit of $(1,607,903) and a working capital deficit of $(1,304,250). Moreover, the likelihood of the success of the Company must be considered in light of the difficulties and risks inherent in the creation and development of a business which is dependent upon the athletic and artistic performance of individuals and upon the level of popularity attained by such individuals with the general public. There can be no assurance that the boxers' earnings will increase significantly, that the Company will attract a sufficient number of additional professional athletes, or that the Company will be able to commercially exploit those currently under contract, such that the Company will ever achieve profitable operations. See 'Selected Consolidated Financial Data', 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' and 'Report of Independent Certified Public Accountants.'

UNCERTAINTY IN ACCOUNTANTS' REPORT

     The report of the Company's independent certified public accountants contains an explanatory paragraph as to the Company's ability to continue as a going concern. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' and 'Report of Independent Certified Public Accountants.'

NEED FOR ADDITIONAL CLIENTS; LIMITED TEAM SPORTS EXPERIENCE

     The success of the Company will be dependent upon the ability of the Company to expand its WWTS and WWBM operations so as to represent both a substantially greater number of athletes as well as athletes with significantly greater earning and marketing potential, and on its ability to attract and to develop promising new boxing talent. Of WWTS' employees, only one is a registered NFL Agent, and such employee has limited experience negotiating player contracts. Consequently, unless the Company is able to recruit and employ one or more Agents with significant experience negotiating player contracts, particularly for professional football players, the Company may be compelled to retain the services of independent consultants to perform such services on behalf of WWTS. In such event the Company would be required to share revenues generated from player contract negotiations. Only one of WWBM's employees is a registered NBA Agent. The Company anticipates that in order to attract an adequate number and caliber of professional athletes, the Company will need to enter into employment or consulting agreements with registered Agents who have existing representation agreements with professional athletes and who have experience negotiating such agreements. There can be no assurance that the Company will be able to attract the quantity or caliber of Agents and/or professional athletes necessary to achieve and sustain profitable operations. In addition, there can be no assurance that professional athletes who are currently, or who may in the future be, under management or representation contracts with the Company, will continue to engage in professional sports through the term of their contracts or will renew such contracts upon their expiration. The Company will need to incur significant promotional, marketing, travel and entertainment expenses in the recruitment of professional team sports athletes without any guarantee that the targeted athletes will enter into representation agreements with the Company. The recruitment, training, housing and management of athletes who are beginning professional boxing careers requires significant up-front expenses to be incurred by the Company. For example, between July 1992 and September 30, 1995, the Company incurred approximately $820,000 of such expenses relating to Shannon Briggs. There can be no assurance that the Company will be able to enter into management agreements with boxers who will have successful professional careers or that the Company will be able to fund the up front expenses necessary to sustain the careers of such boxers to the point, if ever, that such boxers engage in bouts with significant purses. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Team Sports Division, -- The Boxing Division -- Professional Boxing.'

DEPENDENCE UPON ATHLETES

     Because the Company's revenues are derived from a specified percentage of the income generated by the Company's clients, both the amount of the Company's revenues and the likelihood that the Company will continue to receive revenues is dependent upon the professional success of its athlete clients. The Company has management agreements with four professional boxers, has one employee with representation agreements with seven football players under contract with NFL franchises and one employee with representation agreements with three basketball players under contract with NBA franchises. The income levels of the Company's potential clients, both boxers and team sport athletes, and therefore the revenues of the Company, can be subject to wide fluctuations, in most cases due to circumstances beyond the control of the Company. The Company's success will be dependent in part upon the four professional boxers currently under contract with the Company achieving championship status (or in the case of the two heavyweight boxers, top contender status) and participating in bouts with substantially higher purses, which in turn will depend on such factors as the continued success of the boxers and the ability of the Company to arrange contests and exhibitions of sufficient interest to the public to warrant purses substantially greater than those earned to date. Historically, substantial purses have been available primarily to heavyweight boxers. There are a limited number of potential participants for bouts with significant purses and a limited number of promoters to organize such bouts. Consequently, there can be no assurance that the Company will be able to arrange bouts for its boxers generating significant purses. In addition, there can be no assurance that the boxers will continue to win their professional bouts. The Company's success will also be dependant upon the athletic performance of and commercial marketing opportunities for its team sports athlete clients. The Company's professional team sports athletes face similar barriers to success as do the boxers. Professional sports are subject to volatile shifts in popularity which affect the revenues generated by the respective leagues. The number of roster positions available, and salaries paid, to athletes are dependent upon, among other factors, the profitability of the respective teams and leagues and upon the negotiated terms of such leagues' collective bargaining provisions. The Company can exercise no control over such developments and their effect on the Company's athletes' ability to stay on team rosters. Team sports player contracts do not always provide for salary guarantees in the event the player is injured or cut from the roster. Therefore, the Company's revenues from its team sports athletes cannot be guaranteed. Further, there can be no assurance that the Company's boxers or team sports athletes will achieve or sustain a level of success in their respective sports to command substantial salaries and generate marketing income, or that any of such individuals will not sustain an injury or meet with other personal, medical or professional difficulties that could severely limit their earning capacity or terminate their career. For example, Shannon Briggs, one of the Company's heavyweight boxers has from time to time experienced breathing difficulties from an asthmatic condition. Should such difficulties persist, Mr.

Briggs'  professional   boxing  career   could   be  adversely   affected.   See
'Business -- Team Sports Division, -- The Boxing Division.'

DEPENDENCE UPON CHIEF EXECUTIVE OFFICER AND OTHERS

     The Company is highly dependent on Marc Roberts, the Company's President and Chief Executive Officer. Mr. Roberts is the only executive officer of the Company who has had prior experience in managing professional boxers. Due to the personal nature of boxer management relationships, there is a limit on the number of boxers who can be effectively managed by Mr. Roberts. The number of boxers which Mr. Roberts can effectively manage may vary, depending upon the stage of the boxers' careers, their level of bout frequency and their success. Although the Company has entered into a five-year employment agreement with Mr. Roberts, and has obtained a $2,000,000 key person life insurance on Mr. Roberts' life, the loss of the services of Mr. Roberts would likely have a material adverse effect on the Company's business. Because neither NFL nor NBA player representation agreements are permitted to be in the name of a corporation, the Company is expected to be dependent upon retaining its relationships with registered Agents employed by the Company to sustain the Company's relationships with the team sports athletes. The Employment agreements between the Company and Messrs. Rudolph and Goodson provide for a sharing of agency fees generated by them in the event of a termination of their employment. See 'Business -- The Boxing Division', ' -- Team Sports Division', and ' -- Competition', and 'Executive Compensation.'

BROAD DISCRETION BY MANAGEMENT IN USE OF PROCEEDS; PROCEEDS TO REPAY
INDEBTEDNESS


     The Company intends to use $2,150,000 (approximately 31%) of the net proceeds of this offering to repay outstanding indebtedness. Management will have broad discretion over the use of the remaining $4,860,000 (approximately 69%) of such proceeds. A significant portion of such proceeds, approximately $1,100,000, is expected to be applied to management salaries over the next 18 months. While the Company intends to apply a portion thereof to acquiring and equipping new facilities and to the recruitment of new athletes, there can be no assurance that Management's application of the proceeds will result in adequate growth of the Company. See 'Use of Proceeds'.


NEED FOR REGULATORY COMPLIANCE; REGULATIONS

     The management of professional boxers and the recruitment and representation of other athletes is subject to regulation on a state by state basis as well as by sports leagues and governing agencies. For example, state athletic commissions and agencies have rules governing boxing contests and exhibitions taking place within their state, including the content of boxer-manager contracts. In addition, the sport of boxing is overseen by four primary organizations -- the World Boxing Association, the World Boxing Council, the World Boxing Organization and the International Boxing Federation - which, among other things, establish rules and regulations governing conduct in the ring, create rankings, require boxers to engage in bouts with designated opponents, impose sanctioning fees and designate 'champions.' Each of the professional sports leagues requires player contract advisors and agents to be registered under, and to operate in strict compliance with, rules and regulations, including maximum commission structures, set forth in collective bargaining agreements with players' unions or other published guidelines. The National Collegiate Athletic Association ('NCAA') also regulates recruitment practices for student athletes. The NCAA is currently preparing amendments to its regulations. There can be no assurance that newly adopted regulations will not inhibit the Company's ability to attract athletes. In addition, many colleges are adopting regulations restricting student-athletes recruitment by Agents. Difficulties in obtaining or maintaining required licenses, registrations or approvals, failure in complying with applicable rules, or observing any applicable regulations could have a material adverse effect on the Company's business. See 'Business -- Boxing Division, -- Boxing Regulations' and ' -- Team Sports Division.'

COMPETITION

     The Company's boxing and team sports divisions each faces significant competition in obtaining and maintaining management relationships with athletes. While the sports agency market is comprised of numerous registered agents and business managers, the industry is dominated by a small number of agencies which manage the more successful and marketable athletes. A great many of these agencies have significantly greater financial and personnel resources and recognition in the industry than the Company. There can be no assurance that the Company will be able to compete effectively in these markets. In addition, the Company's clients face intense competition in achieving success and recognition in their respective sports. There can be no assurance that any of the Company's clients will achieve or sustain success or realize the financial rewards thereof. See 'Business -- Competition.'

PERSONAL INJURY LIABILITY; INSUFFICIENCY OF INSURANCE COVERAGE

     The use of the training facility by professional boxers and others entails a risk of liability claims for injuries sustained while training or using equipment. The Company maintains liability insurance coverage in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. There can be no assurance that such insurance will be sufficient to cover all possible liabilities. In particular, the Company's insurance policies do not insure against claims by participants in bouts or sparring sessions for injuries sustained during such activities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company. See 'Business -- The Boxing Division -- Personal Injury Liability.'

SEASONALITY

     Because revenues generated by negotiation of team sports player contracts are received at the time the athlete receives his salary from the team, generally during the season for such sport, the Company's revenues from such operations will be concentrated primarily in the Fall and Winter months, unless and until the Company is able to offset such seasonal concentration by expanding into representation of athletes in sports with complementary seasons, or into another line of business without a seasonal revenue stream. However, to date, the Company's revenues have been generated by its boxing division, which is not subject to seasonal variability in its revenue generation. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

POSSIBLE NEED FOR ADDITIONAL FINANCING

     The Company incurred net losses of $(869,303) and $(703,794)during the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. At June 30, 1996, the Company had a working capital deficit of $(1,304,250) and an accumulated deficit of $(1,607,903). The Company expects to continue to incur net losses for an indefinite period subsequent to the Offering as it attempts to enhance the visibility and potential earning power of its boxers while also seeking to increase the number of athletes under Company management. Although the Company believes the proceeds from this offering will enable it to fund its operations for approximately 18 months, there can be no assurance that the Company will have sufficient revenues after such time to fund its operating requirements. In such event, the Company would seek additional financing through debt or equity financings, bank borrowings, or otherwise. There can be no assurance that any such financing will be available to the Company on acceptable terms, if at all. In the past, Mr. Roberts has, from time to time, financed certain operations of the Company with personal loans which have been repaid as and when the Company has generated adequate cash resources. As of the date of this prospectus, no loan balance was due to or from Mr. Roberts. Based upon the current financial condition of the Company, it is unlikely that credit facilities from banks or financial institutions would be available without personal guarantees of members of management or principal stockholders. Neither Mr. Roberts nor any other member of management or stockholder has any obligation or plan to continue to make such loans to the Company in the future or to personally guarantee credit facilities sought by the Company. The Company cannot look to the proceeds from the exercise of the Redeemable Warrants as a source of capital until such time, if ever, that the market price of the Common Stock rises above the exercise price of the

Redeemable Warrants. The Company has no current arrangements or understandings with respect to any future sources of financing. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Description of Securities.'

IMMEDIATE AND SUBSTANTIAL DILUTION


     Purchasers of the Units offered hereby will incur an immediate dilution of approximately $4.95 per share (applying the full purchase price to the shares of Common Stock) innet tangible book value from the public offering price of $6.00 per Unit (an 82.5% dilution). Additional dilution is likely to be experienced by investors purchasing the Redeemable Warrants at the time of the exercise of such Warrants by the investor. To the extent the Company issues additional shares of common stock in the future for non-cash consideration, the existing stockholders are likely to experience additional dilution. See 'Dilution.'


CONCENTRATION OF SHARE OWNERSHIP; ANTI-TAKEOVER EFFECT


     Following this offering, the Company's officers and directors will beneficially own approximately 43.3% of the outstanding shares of Common Stock. Accordingly, these officers, directors, stockholders and their affiliates may have the ability to determine the outcome of most corporate actions requiring stockholder approval, including the election of the entire Board of Directors, and to influence the policies and direction of the Company. There are no provisions for cumulative voting by stockholders and, accordingly, holders of a majority of the outstanding shares can elect all of the Company's directors. These facts may tend to discourage attempts to acquire control of the Company by persons other than those holders. In addition, the employment agreements of Marc Roberts, Erik Rudolph and Michael Goodson provide for certain termination rights which could discourage attempts to acquire control of the Company by others. Upon a change in control, Mr. Roberts would have the right to terminate his employment agreement or to be assigned the Company's management agreements with its current boxers. Messrs. Rudolph and Goodson have the right to terminate their employment agreements in the event that Marc Roberts is no longer the Chief Executive Officer. See 'Principal Stockholders' and 'Management.' The Company is authorized to issue 5,000 shares of Preferred Stock in one or more series, having terms fixed by the Board of Directors without stockholder vote. Issuance of these shares could also be used as an anti-takeover device. The Board of Directors has no current intentions or plans to issue any Preferred Stock. See 'Description of Capital Stock -- Preferred Stock.'



LIMITED EXPERIENCE OF UNDERWRITER



     The Underwriter has acted as lead underwriter in connection with only one firm commitment public offering and as co-manager in two firm commitment public offerings. No assurance can be given that William Scott & Company's limited public offering experience will not affect the subsequent development of a trading market.


RELATIONSHIPS AMONG DIRECTORS

     Marc Roberts, the principal stockholder of the Company, is the son of Roy Roberts and the nephew of Allan Cohen. Each of such persons serves as a director of the Company. As a result of such relationships, such persons could be expected to vote in a similar manner with respect to matters submitted to the Board of Directors.

LIMITATION ON THE LIABILITY OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and bylaws contain certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors and officers. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty of care to the Company or its stockholders, except in certain circumstances involving certain wrongful acts, and also contain provisions indemnifying the directors and officers of the Company to the fullest extent permitted by Delaware General Corporation Law. Accordingly, except in certain circumstances, in the event that monetary damages are granted against a director or officer of the Company (including damages awarded in connection with an action brought by the stockholders of the Company) the Company may be obligated to indemnify such director or officer to the extent of such damages. Damages in any such circumstances could be substantial and the resulting indemnification obligation could have a material adverse effect on the Company's financial condition.

FUTURE SALES OF COMMON STOCK


     All of the Company's shares of Common Stock currently outstanding are 'restricted securities' as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, (the 'Act') and under certain circumstances may be sold without registration pursuant to such Rule. The outstanding shares will be eligible for sale under Rule 144 at varying periods commencing September 1997. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Common Stock, although any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect. The Company's officers and directors have agreed not to sell, transfer or assign any of their shares of Common Stock (2,233,301 shares) for a period of 18 months after the date of closing of this offering without the prior written consent of the Underwriter. See 'Underwriting' and 'Description of Securities.'


DIVIDENDS UNLIKELY

     The Company does not intend to declare or pay cash dividends in the foreseeable future. Earnings are expected to be retained to finance and expand its business. See 'Dividend Policy' and 'Description of Securities.'

ABSENCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING AND EXERCISE
PRICES


     Prior to this offering, there has been no public market for any of the Company's securities and there is no assurance that a market will develop, or if one does develop, that it will be sustained or that the market price of a Unit will not decline below the public offering price or be subject to wide fluctuations in response to quarterly variations in operating results and other events or factors. Recent history relating to the market price of newly public companies indicates that the market price of the Units, the Common Stock and the Warrants may be highly volatile following this Offering. In the absence of an established trading market, holders of the Company's securities may be unable to sell their holdings in an efficient manner. The public offering price for the Units and the exercise price of the Redeemable Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. See 'Underwriting' and 'Description of Securities.'


POSSIBLE DELISTING OF SECURITIES FROM NASDAQ AND CHARACTERIZATION AS 'PENNY
STOCK'

     The National Association of Securities Dealers, Inc. ('NASD') imposes stringent criteria for continued listing of securities on the NASDAQ SmallCap Market. To maintain the listing of its securities on the NASDAQ SmallCap Market, the Company must have, among other things, total assets of $2,000,000, capital and surplus of $1,000,000 and, in certain circumstances, a minimum bid price for its common stock of $1.00 per share. In the event the Units, Common Stock and Redeemable Warrants are delisted from the NASDAQ SmallCap Market as a result of continuing losses or otherwise, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called 'pink sheets' or the NASD's 'Electronic Bulletin Board.' As a consequence of delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. The Company could also suffer a loss of news coverage, and information relating to the Company may become more difficult to obtain, which could in turn result in a decline in the market for the Company's securities and make it more difficult for the Company to obtain additional financing. The Securities would then also be subject to the risk that they could become characterized as low priced or 'penny stock', which characterization could severely affect market liquidity. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Securities and thus the ability of purchasers in this Offering to sell such Securities in the secondary market.


UNDERWRITER'S POTENTIAL INFLUENCE ON THE MARKET



     A significant number of the Securities offered hereby may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Securities and may otherwise effect transactions in such securities. If it participates in such market, the Underwriter may influence the market, if one develops, for the Securities. Such market-making activity may be discontinued at any time. Moreover, if the Underwriter sells the securities issuable upon exercise of the Unit Purchase Option or acts as warrant solicitation agent for the Redeemable Warrants, it may be required under the Securities Exchange Act of 1934, as amended, to temporarily suspend its market-making activities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See 'Underwriting.'


NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE WARRANTS; NEED FOR CURRENT PROSPECTUS

     The Company intends to register or qualify the Units for sale in Connecticut, Colorado, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New Jersey, New York, Nevada, Rhode Island and West Virginia. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers may buy the Units in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Redeemable Warrants are not so registered or qualified during the period that the Redeemable Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Redeemable Warrants unless and until the shares could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. Although the Company is not aware of any states which prohibit the registration or qualification of securities of the type offered by the Company (i.e. common stock and transferable warrants), and anticipates that it will qualify for available after-market exemptions in all but a few states within six months after the offering permitting holders to sell their Redeemable Warrants, there can be no assurance that an exemption permitting the exercise of the Redeemable Warrants will be available in any jurisdictions other than those listed above at the time a holder wishes to exercise Redeemable Warrants. In addition, investors in this offering will not be able to exercise their Redeemable Warrants unless at the time of exercise the Company has a current prospectus covering the shares of Common Stock underlying the Redeemable Warrants. This Prospectus will not
remain  current past                     , 1997. No assurances can be given that
the Company will be able to effect any required registration or qualification or maintain a current prospectus. See 'Description of Securities -- Redeemable Warrants.'

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

     The Redeemable Warrants may be redeemed by the Company at a redemption price of $.05 per Redeemable Warrant upon 30 days' notice provided the last sale price of the Common Stock for any 20 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9 per share. Redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Redeemable Warrants at the then current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. See 'Description of Securities -- Redeemable Warrants.'

EFFECT OF OUTSTANDING OPTIONS AND WARRANTS

     For the respective terms of the Redeemable Warrants, the Unit Purchase Option and the currently outstanding options and warrants, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of the options and warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by therein. In addition, holders of the Unit Purchase Option have registration rights with respect to such option and the underlying securities. Exercise of the registration rights may involve substantial expense to the Company. See 'Management -- Stock Option Plan' ' Underwriting' and 'Description of Securities.'

                                    DILUTION


     As of June 30, 1996, the Company had a deficiency in net tangible book value of $(1,606,741), or approximately $(.43) per share of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets, less liabilities, divided by the number of shares of Common Stock outstanding. Giving retroactive effect to the sale of the 1,400,000 shares of Common Stock comprising the Units offered hereby, assuming estimated expenses of $550,000 (exclusive of underwriting discounts and commissions), the pro forma net tangible book value at June 30, 1996 would have been $5,403,259, or $1.05 per share, representing an immediate increase in net tangible book value of $1.48 per share to the present stockholders, and an immediate dilution of $4.95 (or 82.5%) per share to public investors from the public offering price. Dilution per share represents the difference between the public offering price and the pro forma net tangible book per share value after the offering.


     The following table illustrates the per share dilution to be incurred by public investors from the public offering price:



Public offering price...............................................................              $6.00
     Net tangible book value (deficiency) before offering...........................   $(.43)
     Increase attributable to public investors......................................   $1.48
                                                                                       -----
Pro forma net tangible book value after offering....................................              $1.05
                                                                                                  -----
Dilution of net tangible book value to public investors.............................              $4.95
                                                                                                  -----
                                                                                                  -----


     The following table sets forth the difference between the present stockholders and the public investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share:


                                                                                                        AVERAGE
                                                     PERCENTAGE                      PERCENTAGE OF       PRICE
                                     SHARES OF           OF             TOTAL            TOTAL        PER SHARE OF
                                    COMMON STOCK    COMMON STOCK    CONSIDERATION    CONSIDERATION    COMMON STOCK
                                    ------------    ------------    -------------    -------------    ------------

Present Stockholders.............     3,753,255          72.8%       $    37,533(1)         0.4%         $  .01
Public Investors.................     1,400,000          27.2%       $ 8,400,000           99.6%         $ 6.00


------------

(1) Represents only cash consideration paid for the shares, and does not give effect to other forms of consideration (e.g., interests in predecessor entities).


                            ------------------------
     The above discussion and tables assume no exercise of the over-allotment option, the exercise of which in full would reduce the dilution to public investors to $4.79, as the pro forma net tangible book value per share after the offering would increase from $5,403,259 to $6,512,059.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Units offered hereby are estimated to be approximately $7,010,000 ($8,144,000 if the Underwriter's over allotment option is exercised), after deducting underwriting discounts and commissions and other expenses of the Offering payable by the Company. Such net proceeds are expected to be used for the following purposes:



                                                                     APPROXIMATE AMOUNT    PERCENTAGE OF
APPLICATION                                                           OF NET PROCEEDS      NET PROCEEDS
------------------------------------------------------------------   ------------------    -------------

Repayment of Debt(1)..............................................       $2,150,000             30.7%
Training Expenses(2)..............................................       $  475,000              6.8%
Recruitment Expenses(3)...........................................       $  700,000             10.0%
Relocation of Facility Expenses(4)................................       $  400,000              5.7%
Employee Bonuses..................................................       $  100,000              1.4%
Working Capital(5)................................................       $3,185,000             45.4%
          TOTAL...................................................       $7,010,000              100%


------------


(1) Represents repayment of an aggregate of $1,990,000 of principal plus approximately $160,000 of accrued interest pursuant to outstanding unsecured promissory notes bearing interest at a rate of 10% per annum. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Certain Transactions.'


(2) Represents expenses of trainers, strength coaches, sparring partners and training supplies.

(3) Represents an estimate of costs and expenses to be incurred, primarily travel and entertainment expenses, in connection with the recruitment of potential athletes for representation by the Company and the recruitment of agents to join the Company's WWTS and WWBM subsidiaries.

(4) Represents the anticipated costs of relocating and equipping the Company's executive offices and boxing training facility.

(5) To be used for general corporate purposes, including general and administrative expenses of approximately $1,600,000 over the next 18 months, of which approximately $1,100,000 represents salaries for executive officers of the Company and its subsidiaries during such period, inclusive of the anticipated salary of a Marketing Director who may be hired after the Offering. See 'Management' and 'Certain Transactions.'

                            ------------------------
     The foregoing represents the Company's best estimate of the allocation of the net proceeds of this Offering during approximately the next 18 months. It is the Company's intention, when management deems appropriate, to expand the number of athletes under Company management and/or to actively engage in the management or other representation of entertainers by hiring persons or acquiring existing businesses engaged in the management, agency and marketing of sports or entertainment personalities and complementary or other businesses. Accordingly, a portion of the proceeds of this Offering allocated to working capital may be used in conjunction with such an acquisition or acquisitions. The Company currently has no agreements to make any such acquisition. In addition, future events, such as (i) the problems, delays, expenses and complications frequently encountered by early stage companies, (ii) changes in competitive or regulatory conditions of the Company's business and (iii) the success or lack thereof of the athletes under contract with the Company, may make shifts in the allocation of funds necessary or desirable.

     Prior to expenditure, the net proceeds will be invested in government securities, certificates of deposit or similar investment grade securities. Any proceeds received upon exercise of the Underwriter's over-allotment option, the Redeemable Warrants or the Unit Purchase Option, as well as income from investments, will be used to fund operations.

                                DIVIDEND POLICY

     The Company has never paid a cash dividend and does not anticipate the payment of cash dividends in the foreseeable future as earnings are expected to be retained to finance the Company's growth. Declaration of dividends in the future will remain within the discretion of the Company's Board of Directors, which will review its dividend policy from time to time.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996 and as adjusted to give effect to the issuance and sale of the Units offered hereby and the application of the proceeds therefrom:


                                                                            ACTUAL       AS ADJUSTED (1)
                                                                          -----------    ---------------

Current Liabilities....................................................   $ 2,197,132      $   210,759
Long-Term Debt.........................................................        22,000           22,000
Stockholders' Equity (Deficit):
     Preferred Stock, $.01 par value, 5,000 shares authorized; no
       shares issued and outstanding...................................             0                0
     Common Stock, $.01 par value, 20,000,000 shares authorized;
       3,753,255 shares issued and outstanding; 5,153,255 shares issued
       and outstanding as adjusted(2)..................................        37,533           50,533
Additional Paid In Capital.............................................       278,470        7,275,470
Accumulated Deficit....................................................    (1,607,903)      (1,607,903)
Demand Note Receivable on Private Issuance of Common Stock.............       (12,350)         (12,350)
Total Stockholders' Equity (Capital Deficiency)........................    (1,304,250)       5,705,750
Total Capitalization...................................................       914,882        5,938,509


------------


(1) Gives effect to the repayment of outstanding indebtedness, $1,986,373 of which was outstanding at June 30, 1996 and approximately $2,150,000 of which is outstanding on the date hereof. See 'Use of Proceeds', 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Certain Transactions.'



(2) Does not include: (i) 1,400,000 shares issuable upon the exercise of the Redeemable Warrants; (ii) 210,000 shares of Common Stock included in the Units which may be sold pursuant to the over-allotment option or the 210,000 shares issuable upon exercise of the Redeemable Warrants included in the Units which may be sold pursuant to the Underwriter's over-allotment option;
    (iii) 140,000 shares which may be issued upon the exercise of the Unit Purchase Option or the 140,000 shares issuable upon exercise of the Redeemable Warrants included in the Units which may be issued upon the exercise of the Unit Purchase Option; (iv) 1,020,000 shares issuable upon exercise of warrants; or (v) 500,000 shares issuable upon exercise of options available for grant pursuant to the Company's 1996 Stock Option Plan. See 'Management -- Stock Option Plan', 'Certain Transactions', 'Description of Securities', 'Underwriting' and 'Legal Matters.'

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain selected financial data and is qualified by, and should be read in conjunction with, the Company's consolidated financial statements and related notes thereto included elsewhere in this Prospectus and with 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The selected financial data of the Company with respect to the years ended December 31, 1995 and 1994 has been derived from the consolidated financial statements of the Company which were audited by Rosenberg Rich Baker Berman & Company, independent certified public accountants, as
indicated   in  their  report  contained  elsewhere  herein  which  contains  an explanatory paragraph as to the Company's ability to continue as a going concern. The financial information for the six months ended June 30, 1996 and for the six months ended June 30, 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring accruals the Company considered necessary for a fair presentation of the financial position and results of operations for these periods on a basis consistent with that of the audited financial information. Interim results are not necessarily indicative of results for the year.

STATEMENT OF OPERATIONS DATA:

                                                       YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                                                      -------------------------      ----------------------------
                                                        1994            1995            1995             1996
                                                      ---------      ----------      -----------      -----------
                                                                                      (UNAUDITED)      (UNAUDITED)

Purse Income.......................................   $   5,200      $   75,794       $   35,650       $  122,187
Total Income.......................................      20,200         241,621          186,646          157,036
Training and Related Expenses......................     101,492         223,413          127,343           52,573
Promotion and other Operating Expenses.............     295,208         645,124          212,960          735,146
Total Expenses.....................................     396,700       1,077,037          340,303          787,719
Loss from Operations...............................    (376,500)       (835,416)        (153,657)        (630,683)
Net Loss...........................................    (381,786)       (869,303)        (153,809)        (703,794)
Loss Per Share.....................................   $    (.12)     $     (.27)      $     (.05)      $     (.18)

BALANCE SHEET DATA:

                                                                                       DECEMBER 31,      JUNE 30,
                                                                                           1995            1996
                                                                                       ------------     ---------
                                                                                                       (UNAUDITED)
Cash................................................................................    $  547,136     $   435,974
Due from Related Parties............................................................       --                2,906
Due from Boxers.....................................................................       151,358          84,319
Total Current Assets................................................................       698,719         567,019
Total Assets........................................................................       784,670         914,882
Notes and Loans Payable.............................................................     1,198,806       1,988,205
Total Current Liabilities...........................................................     1,585,126       2,197,132
Total Liabilities...................................................................     1,585,126       2,219,132
Stockholders' Equity (Capital Deficiency)...........................................
Common Stock, $.01 par value; authorized 20,000,000 shares, 3,753,255 issued and
  outstanding.......................................................................        37,200          37,533
Additional Paid-in Capital..........................................................        78,803         278,470
Accumulated (deficit)...............................................................      (904,109)     (1,607,903)
Demand Note Receivable on Private Issuance of Common Stock..........................       (12,350)        (12,350)
Stockholders Equity (Deficiency)....................................................      (800,456)     (1,304,250)

                            MANAGEMENT'S DISCUSSION
                      AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

GENERAL


     Worldwide Entertainment & Sports Corp. was organized in August 1995, and since such date has succeeded to the business operations of various entities engaged in the management of professional boxers, each previously controlled by the Company's Chief Executive Officer. In addition, in January 1996, the Company formed Worldwide Team Sports, Inc. ('WWTS') and hired a registered NFL contract advisor. In August 1996, for the purpose of providing agency, marketing and management services to professional basketball players, the Company formed Worldwide Basketball Management, Inc. ('WWBM'), a corporation 80% owned by the Company and 20% owned by Erik Rudolph and Michael Goodson, WWBM's President and Executive Vice President, respectively. The Company continues to seek to develop relationships with other persons and entities in the sports agency and management fields. However, to date, the Company's operations have been concentrated primarily in the sport of boxing. See 'Business -- Organization' and 'Certain Transactions'. The Company's predecessors-in-interest and its Chief Executive Officer have significant experience in the management of boxers. While the Company has succeeded to the operations of these businesses, the prior operating results of such separate businesses should not be viewed as representative of the future results of operations of the Company. The Company has only recently expanded into the field of player agency and contract advisory services. To date, the Company has not generated revenues from contract advisory services to professional football players and has only limited experience in the negotiation of player contracts. Consequently, the Company may seek to retain the services of other registered NFL contract advisors on an independent contractor or consultancy basis and share a portion of fees generated therefrom with such persons. The Company anticipates such revenue stream to commence in September 1996, as the players represented by the Company receive their salaries and/or negotiate and sign their contracts for the 1996-1997 NFL season. However, the Company's registered NFL Agent currently has representation agreements with only seven NFL players. Such Agent has agreed to share a portion of his fee, on a 50/50 basis, with his prior employer. Consequently, revenues therefrom are expected not to exceed $30,000 for the 1996-1997 NFL season. WWBM has been assigned the revenues resulting from each of the three existing Representative Agreements between Mr. Rudolph, a registered NBA Agent, and players on National Basketball Association ('NBA') rosters. Because the 1996-1997 NBA season has not begun as of the date of this Prospectus, WWBM has not received revenues to date. The aggregate Agency fees expected to be received during the coming NBA season from the existing player contracts are anticipated to be approximately $64,000, exclusive of revenue which may be generated from endorsement or other sources of marketing income.


     The Company's objective, in addition to maximizing the revenues which may be generated through services provided to its current roster of athletes, is to broaden the range of services it offers, to branch into additional sports and to expand the roster of its athletes in boxing, basketball and football. The Company was organized with the intention of expanding its operations to the management and representation of entertainment personalities in addition to athletes. To date, the Company has not actively engaged in such operations. In order to accomplish such expansion, the Company will need to employ persons or acquire existing businesses engaged in such fields. There can be no assurance that the Company will be able to penetrate the entertainment market or significantly expand its initial player agency business, each of which constitutes a highly competitive field.

     The Company's revenues are directly related to the earnings of its clients. The Company derives revenues based upon a percentage, currently ranging from 15% to 27-1/2%, of the boxers' purses from professional bouts. The Company also derives revenues based upon a percentage of salaries and other income received from contracts, endorsement arrangements and other income producing activities of athletes for whom the Company or its management acts as agent or representative. These percentages currently range from 4% for professional basketball and football player contracts (although occasionally lower percentages are agreed upon) to 10% or 20% for endorsement and marketing revenues.

     Establishing and maintaining a presence in each of the Company's areas of concentration, (i.e., boxing management and team sports player agency) require significant expenditures. Each sports specific division must develop a roster of clients, establish relationships within their prospective sports and develop support services to provide to the athletes. Only a portion of such expenses incurred by the Company will result in the engagement by a client of the
Company's services, and it is often uncertain the extent to which, even if retained, a target client will generate significant revenues to the Company. For example, prior to joining WWBM, Messrs. Rudolph and Goodson expended approximately $169,000, primarily in travel and entertainment, promotional, salaries and overhead expenses during the period January 1995 through August 1996, in connection with such efforts, while no revenues were received during such period. In order for the Company to expand its operations and counteract client loss due to player retirement, injury, competition changes in public demand or preference, the Company must constantly engage in recruitment activities. In addition, the Company incurs significant training expenses for the boxers under the Company's management, not all of which are directly reimbursed pursuant to bout agreements for such boxers. In the development of a boxer, particularly a young amateur boxer, into a professional boxer who can command significant purses, such expenses can be incurred over a period of years and constitute hundreds of thousands of dollars or more. The Company incurred expenses aggregating approximately $820,000 from July 1992 through September 30, 1995 relating to the development of Shannon Briggs. Of such expenses, approximately $401,000 were related to fight and training costs, and approximately $419,000 related to living and day to day expenses. Mr. Briggs is under no obligation to repay the Company for these expenses and the Company will only be able to recoup these expenses out of its percentage of Mr. Briggs' bout purses. In contrast to its experience with Mr. Briggs, during the last 12 months the Company substantially recouped the expenses it has incurred with respect to its more experienced boxers, Ray Mercer, Charles Murray and Tracy Patterson either from its percentage of their respective purses or by their direct repayment of advances made on their behalf by the Company. The Company has not allocated any such expenses among its four boxers since September 30, 1995. The Company must continuously incur such expenses in contemplation of future revenues, the receipt of which is uncertain. The Company believes that the net expenditures it will be required to incur with respect to its four boxers currently under contract, other than training expenses which are generally constant from year to year subject to inflationary increases, will be significantly lower during the balance of 1996 as contrasted with 1995 levels as a result of the maturation of such boxers' careers, their increased visibility and contender status and the consequent likelihood, although by no means assured, of increased bout purses.

     The timing of receipt of revenues by the Company is subject to seasonal variations with respect to revenues generated from the negotiation of player contracts and subject to irregular patterns in the case of boxing purse revenues as a result of the irregular occurrence of the bouts. In addition, the magnitude of the Company's revenues can be expected to experience wide fluctuations based upon the success or failure of the Company's boxers or the negotiation of player contracts with significant bonus provisions. The Company's Team Sports subsidiary can be expected to incur significant expenditures during the first eight months of each calendar year (particularly March through July) for recruitment and related expenses, and to receive its revenues during the last four and first three months of the year during the NFL and NBA seasons. If the Company were to expand into the representation of baseball players (or other professional athletes with a spring/summer season), of which there can be no assurance, the effects of such seasonality would be diminished. Finally, the Company has committed to approximately $1,100,000 of base salary payments over the next 18 months to five of its executive officers and a Marketing Director who may be hired after the Offering. The Company will be required to significantly increase its level of operations in order to generate adequate revenues to fund its salary and other operating expenses.

SIX MONTHS ENDED JUNE 30, 1996 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1995

     During the six months ended June 30, 1996, the Company was actively engaged in the management of its four boxers, as compared to the comparable 1995 period during much of which the Company was actively managing only one boxer, Mr. Briggs. Purse income increased to $122,187 for the six months ended June 30, 1996 as compared to $35,650 for the six months ended June 30, 1995 as a result of an increase in the number of bouts and an increase in the level of the purses. Promotion and other operating expenses increased to $735,146 for the six months ended June 30, 1996 as compared to $212,960 for the corresponding 1995 period as a result of (i) $103,374 of travel and entertainment expenses incurred in connection with the recruitment of professional football players and Agents for the Team Sports Division and in connection with bouts for three of the Company's four boxers, and (ii) $214,500 in payroll expenses as a result of the hiring of the registered NFL Agent for the Team Sports subsidiary and additional staff personnel. Prior to January 1, 1996, no executive officer of the Company received a salary. In addition, there were approximately $170,370 of expenses for promotional materials and other public relations expenses for such period as well as $46,712 of expenses related to the purchases of tickets for the boxers' bouts, none of which was recouped through ticket sales during such quarter. The six month period ended June 30, 1996 also included $72,807 of interest expense attributable to the 10% promissory notes issued in connection with the Company's private placement which originated in September 1995. Accordingly, the Company's net loss for the six months ended June 30, 1996 increased to $(703,794) from $(153,809) for the corresponding 1995 period.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1994

     Purse income increased to $75,794 for the year ended December 31, 1995 from $5,200 for the year ended December 31, 1994. During most of 1994, the Company had a management agreement with only one boxer, Shannon Briggs, who was beginning his professional career at such time. In December 1994 and early 1995, the Company executed management agreements with Ray Mercer, Charles Murray and Tracy Patterson. Therefore, purse income in 1995 increased as a consequence of the resulting increase in the number of bouts and size of the purses. Revenues for the year ended December 31, 1995 included $144,227 of revenues generated by ticket sales processed through the Company for bouts. Operating expenses increased from $396,700 in 1994 to $1,077,037 in 1995 due to a $189,700 increase in training expenses as a result of the increased number of bouts during calendar 1995 and increased promotional expenses in connection with the assumption by the Company of the management of Messrs. Mercer, Murray and Patterson. In addition, and for the same reasons, travel and entertainment expenses increased to $91,507 from $15,758 for the prior year, promotional expenses increased to $87,751 from $13,478 for the prior year and ticket purchase expense was $104,763 as compared to less than $500 for the prior year. During the year ended December 31, 1995, the Company incurred a non-recurring expense in the amount of $208,500 relating to the repurchase of a co-manager's interest in one of the boxers. Accordingly the Company's loss from operations increased to $(835,416) for the year ended December 31, 1995 from $(376,500) for the year ended December 31, 1994. During such period, the Company also incurred interest expense of $32,245 relating to notes issued through the private placement commenced in 1995. As a result of these expenses, the net loss for 1995 was $(869,303).

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the Company's principal source of operating capital has been provided by loans and capital contributions from the Company's stockholders as well as private sales of the Company's debt securities. At June 30, 1996, the Company had a working capital deficit of $1,304,250 which amount has since increased. The report of the Company's independent certified public accountants contains an explanatory paragraph with respect to the Company's ability to continue as a going concern without obtaining additional financing such as that contemplated by this Offering. See 'Report of Independent Certified Public Accountants.'


     As of the date hereof, the Company had approximately $1,990,000 of outstanding indebtedness to several individuals holding promissory notes issued pursuant to a private placement, all of which, plus accrued interest of approximately $160,000, will be repaid from the proceeds of the Offering.


     After completion of the Offering, the Company will seek to relocate its administrative offices and boxing facility. It is anticipated that the Company will incur expenditures of $300,000 to $500,000 in connection therewith. Management salaries (aggregating approximately $700,000 per annum) and anticipated training expenses (estimated at approximately $475,000, depending upon the number of bouts) represent the expected significant uses of working capital during the next twelve months, as well as recruitment expenses (estimated to approximate $500,000, subject to variations depending upon player availability and recruiting success) and rent (approximately $108,000 per annum). Prior to

January 1, 1996, no officer of the Company was paid a salary nor were there any salaries accrued therefor.

     Although the Company believes that the proceeds of this offering will be sufficient to fund its operations over the next 18 months or longer, there can be no assurance that the Company will have sufficient revenues after such time to fund its operating requirements. Accordingly, the Company may be required to seek additional financing through bank borrowings, debt or equity financings or otherwise. There can be no assurance that any such financing will be available to the Company on favorable terms, if at all.

                                    BUSINESS

ORGANIZATION

     The Company was organized in August 1995 for the purposes of succeeding to the boxing management operations conducted by various entities controlled by Marc Roberts and to engage in management of, and to provide agency services to, athletes in other sports and entertainers. In November 1995, the Company entered into a management agreement with heavyweight prospect Shannon Briggs, and acquired all of the assets and assumed all of the liabilities of Shannon Briggs I, L.P., an entity controlled by Marc Roberts which had previously managed Mr. Briggs. In 1995, the Company acquired Marc Roberts Boxing, Inc., Merciless Management, Inc. and The Natural Management, Inc., entities owned by Marc Roberts through which he managed Tracy Patterson, Ray Mercer and Charles Murray, respectively. Such corporations, together with Marc Roberts Inc. and SB Champion Management Inc., corporations also owned by Mr. Roberts, were subsequently merged into the Company, and the Company entered into new management agreements with these boxers. See 'Certain Transactions.'

     The business of managing the boxers is conducted through the Boxing Division of the Company. In January 1996, the Company established its Team Sports Division through the formation of WWTS, initially concentrating in the business of representing professional football players, and employed a registered NFL contract advisor in connection therewith. In August 1996, for the purpose of providing agency, marketing and management services to professional basketball players, the Company formed Worldwide Basketball Management, Inc. ('WWBM'), a corporation 80% owned by the Company and 20% owned by Erik Rudolph and Michael Goodson, WWBM's President and Executive Vice President, respectively. The Company intends to establish additional divisions within its Team Sports Division for each additional team sport into which the Company expands its operations. The Company is currently developing a marketing division to cater to the development of commercial and marketing opportunities for athletes and entertainers, including the Company's clients.

THE BOXING DIVISION


     The Company's boxing division is under the direct supervision of Marc Roberts, the Company's President. Mr. Roberts has over 17 years experience in the management of professional boxers. The Company's four boxers have engaged in 80 professional bouts while under Mr. Roberts' management. In addition to the continuing management of the boxers identified below, the Company seeks to selectively identify promising young boxers to solicit management opportunities. While the Company intends to actively recruit the best amateur boxers (once such boxers renounce their amateur status) and promising professional boxers, there can be no assurance that the Company will be successful in signing management agreements with any boxers pursued by the Company or, if signed, that such boxers will develop successful professional boxing careers. The Company's success is and will continue to be dependent upon the ability of one or more of its boxers to attain championship or, in the case of heavyweight boxers, top contender status.


PROFESSIONAL BOXING

     The sport of boxing is overseen primarily by four organizations -- the World Boxing Association ('WBA'), the World Boxing Council ('WBC'), the International Boxing Federation ('IBF') and the World Boxing Organization ('WBO') -- which have established rules and regulations governing conduct in the ring. Each of such entities, which are comprised of various foreign national boxing commissions and certain state bodies, set their own rules, establish their own medical and safety standards, create their own rankings and designate their own 'world champions.' Each sanctions particular championship and official title-elimination bouts. To hold a title in any of such organizations, a boxer must compete in places, against opponents and under conditions specified by the sanctioning body, one or more of which may sanction a particular bout.

     Professional boxers are divided into 17 weight classes ranging from the 'heavyweight' division (190 lbs. and over) to the 'strawweight' division (108 lbs. and under). Boxers are ranked within their weight class and predominantly box opponents of the same or reasonably similar weight. Champions are crowned in each division as well. Bouts can be as long as 12 rounds, usually reserved for championship bouts, or as short as four rounds for bouts between young, untested boxers.

     Boxing matches are judged by three judges under the rules dictated by the state boxing authority of the state in which the bout is located. If the bout is to decide a championship, the judges are appointed by the sanctioning body/bodies whose titles are being decided. If not a championship bout, the judges are appointed by the appropriate state boxing authority. Unless decided by a knockout or disqualification, bouts are won or lost according to a system of points awarded to the boxer who landed the most, and most effective punches during a bout. A referee presides over a match as the third party in the ring, insuring that the boxers box in accordance with the rules. The referee also is empowered with the authority of stopping a bout if, in his judgment, one of the boxers is in danger of serious injury or is no longer able to defend himself, and with the authority to deduct points from a boxer or disqualify a boxer from a bout for violation of boxing rules during the bout. While the judgment of the referees and the judges is generally not subject to further review, the nature of bout judging is largely subjective. Therefore, it is impossible to predict the outcome of a bout or, in turn, the professional success of a boxer. A decision against a boxer can seriously set back his development into a contender and thus his ability to earn substantial purses.

     In addition to the boxers, judges and referees, the business of professional boxing is driven by promoters and managers. Promoters are responsible for contracting boxers to bout agreements with designated opponents, arranging sites, negotiating broadcast rights contracts and establishing and paying the gross purses to the boxers. Promoters generally are also authorized to sell tickets for the matches they promote and to exploit and market all ancillary rights to the bout, including without limitation, the broadcasting, telecasting, recording or filming of such contests for exhibition on a live or delayed basis in any and all media.

     The role of a manager, such as the Company, is to advise its boxers on career development, training and business planning matters, to solicit the arrangement of matches with potential opponents, to advise the boxers regarding participation in bouts requested by others, and to negotiate the terms thereof, including purse payments, and the selection of opponents with promoters of bouts. A manager's success is dependent upon, among other factors, its boxers participating in bouts with increasingly higher purses, which is directly related to such factors as the continued success of the boxers and the ability of the manager to arrange contests and exhibitions of sufficient interest to the public to warrant substantially greater purses. The Company believes that unless and until a boxer attains championship or, in the case of a heavyweight, top contender status, his purses will not be at a level which will generate sufficient revenues for the Company to offset its costs and advances.

     The availability of increasing purse amounts will be subject, in part, to the continuation of a significant level of public interest in the sport of boxing, which is dependent in part upon the marketability of the top contenders at any given time and the public's perception of the sport in general. From time to time in recent years journalists, broadcasters and other public figures have questioned the propriety of the current governance system for professional boxing and suggested changes (i.e., use of protective headgear) which may affect the popularity of professional boxing.

     The recruitment and development of young professional boxers is a major expense of boxer management. A would-be manager faces stiff competition from other entities in pursuit of quality boxers. There are a limited number of potential participants for bouts with significant purses and a limited number of promoters to organize such bouts. The securing of a boxer as a client requires a great deal of attention and a demonstration of a willingness and ability to understand and appropriately handle the professional and personal needs and aspirations of the athlete. The process can be time consuming and costly. Early in a boxer's career, when revenues from his matches are too low to cover his expenses and cost of living, a manager must advance the costs for the boxer's professional and often personal needs, including, but not limited to, training expenses, personal services, cost of food, clothing, shelter and medical costs. It usually takes several years of boxing before a boxer reaches a level of professional success whereupon the revenue from his boxing is sufficient to support his career and to pay off his manager's advances. By way of example, between July 1992 and September 30, 1995, the Company has expended approximately $820,000 on the development of Shannon Briggs. Of such expenses, approximately $401,000 related to fight and training costs and approximately $419,000 related to living and day to day expenses. Mr. Briggs is under no obligation to repay the Company for these expenses, the Company's only possible source of recoupment being out of its percentage of Mr. Briggs' bout purses. To date Mr. Briggs has not reached the level that would allow him to command purses sufficient to permit the Company to recoup a significant portion of such expenses. Although Mr. Briggs had reached the point of near contender status, a recent defeat has set back his progress toward contention for a championship. In contrast to its experience with Mr. Briggs, in the last twelve months the Company has substantially recouped the expenses it has incurred with respect to its more experienced boxers, Ray Mercer, Charles Murray and Tracy Patterson, either from its percentage of their respective purses or by their direct repayment of advances made on their behalf by the Company. The Company has not allocated any such expenses among its four boxers since September 30, 1995. There can be no assurance that Mr. Briggs, or any other boxer either managed, or who may be managed by the Company in the future, will ever generate sufficient revenues to allow the Company to recoup its expenditures.

THE BOXERS

     The Company currently manages the following four professional boxers pursuant to exclusive management contracts:

                                                                   MANAGEMENT'S    MOST RECENT PURSE
        NAME                WEIGHT CLASS       AGE      RECORD      PERCENTAGE      AMOUNT AND DATE
---------------------   --------------------   ---    ----------   ------------    ------------------

Tracy Harris
  Patterson..........   Junior Lightweight     31     54-4-1             15%       $ 17,500
                                                      w/39                         April 14, 1996
                                                      knockouts
Charles 'The Natural'
  Murray.............   Junior                 27     35-3-0           17.5%       $5,000
                        Welterweight........          w/21                         September 25, 1996
                                                      knockouts
Ray 'Merciless'
  Mercer.............   Heavyweight            35     23-4-1             20%       $450,000
                                                      w/16                         May 10, 1996
                                                      knockouts

Shannon Briggs.......   Heavyweight            24     25-1-0           27.5%       $5,000
                                                      w/20                         September 25, 1996
                                                      knockouts

     Tracy Harris Patterson is the former World Champion in two different weight classes: WBC Super Bantamweight Champion and IBF Junior Lightweight Champion (Patterson recently lost his Junior Lightweight title in a split decision to Arturo Gatti in December 1995, but is expected to have a rematch with Gatti in late 1996). Patterson has been boxing professionally since 1985.

     Charles 'The Natural' Murray has been boxing professionally since March 1989. Mr. Murray holds the North American Boxing Federation (a lesser sanctioning body) Junior Welterweight Championship and is ranked in the top ten by each of the WBC, IBF and WBA. Mr. Murray previously held the IBF Junior Welterweight World Championship.

     Raymond 'Merciless Ray' Mercer was the 1988 Olympic heavyweight gold medalist and has been boxing professionally since February 1989. Mr. Mercer was formerly the WBO Heavyweight World Champion and the IBF Intercontinental Champion. Mr. Mercer is ranked by the WBC as the No. 6 heavyweight contender.

     Shannon Briggs has been boxing professionally since July 1992. Mr. Briggs has been identified by Ring Magazine as being among the more promising young heavyweights in boxing today.

     Each of these boxers has entered into a management agreement with the Company pursuant to which the Company will supervise and direct the boxer's training activities, negotiate business opportunities on behalf of the boxer and oversee all marketing and promotional activities regarding the boxer. The Company negotiates with promoters on behalf of its boxers to determine which bouts each boxer will engage in and the terms of the purses to be paid for such bouts. In exchange for providing such services, the Company retains a percentage of the purses from all professional boxing contests and exhibitions ranging from 15% to 27.5% and also receives 10% to 20% of all fees, honoraria or other compensation payable to the boxer for product endorsements, speaking engagements, personal appearances or other commercial performances. An amount equal to 10% each of the purses as well as all fees, honoraria or other compensation payable to the boxer is generally paid by the boxer to his trainer. The balance of the purse is retained by the boxer. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- General.' The initial term of each of the management contracts is five years expiring in 2001 or late 2000. Although the Company's management agreements are not subject to cancellation by the boxers, there can be no assurance that any of such individuals will not fail to honor his contract during its term.

     For the year ended December 31, 1995 and the six months ended June 30, 1996, the Company recognized purse income of $75,794 and $122,187, respectively. The Company has recognized limited revenues relating to product endorsements, speaking engagements, personal appearances or other commercial performances from its boxers. Historically, boxers have not been actively solicited for such opportunities, and therefore the generation of significant revenue in this regard is uncertain. The Company nevertheless intends to seek to maximize these opportunities for its boxers through the efforts of its Marketing Division. There can be no guaranty of success in these efforts.

BOXING REGULATION

     The management of professional boxers and other athletes is subject to licensing and regulation by state athletic commissions and agencies. Managers of boxers are required to be licensed by the State athletic commission. The Company's President, Marc Roberts, has obtained licenses to act as a manager from the state athletic commissions of New Jersey and Nevada. Management licenses were obtained in the other host states immediately prior to the bouts held therein, and the Company, or its employees or representatives, as applicable, will seek the appropriate licenses from other states as warranted. The various state athletic commissions have their own rules and regulations which govern boxing contests and events taking place in their states and have promulgated their own standards for boxer-management contracts, including maximum permissible duration and management fees. In some instances, such provisions conflict with the legislation and rules and regulations of other states, as well as with the terms of the Company's management agreements. To date, the terms of the Company's management agreements have not restricted the Company's boxers from engaging in bouts in other states. The Company's management agreements provide, however, that in the event any provision of such agreements is held invalid or unenforceable by a host state, such provision shall be deleted or construed in accordance with the rules of the host state. Difficulties or failure in obtaining or maintaining required licenses or approvals from state athletic commissions or agencies or otherwise complying with their rules or regulations could prevent the Company from enforcing its rights under its management contracts or placing its boxers in contests or exhibitions in certain states. To date, there have been no such difficulties with the Company's management agreements.

PERSONAL INJURY LIABILITY

     The use of the Company's boxing training facility by professional boxers and others entails a risk of liability claims for injuries sustained while training or using equipment. The Company maintains liability insurance coverage in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. In particular, the Company's insurance policies do not insure against claims by participants in bouts or sparring sessions for injuries sustained during such activities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company.

TEAM SPORTS DIVISION

     The  Company's  Team  Sports  Division   is  currently  comprised  of   two
subsidiaries, Worldwide Team Sports, Inc. ('WWTS') and Worldwide Basketball Management, Inc. ('WWBM').

     The Team Sports Division was formed for the purpose of engaging in the business of providing contract negotiation and advisory services to, and on behalf of, professional team sport athletes. The Company intends to operate through sport-specific divisions (which, as in the case of basketball, may be separate subsidiaries) employing professionals with experience as agents and contract advisors ('Agents') in their respective sports. Currently, the Team Sports Division has established only its Football Division and its Basketball Division. There can be no assurance that any such additional divisions will be successfully created or that acquisitions of established sports agency practices will be successfully completed. To accomplish this goal, the Company will need to establish direct connections with players in the various professional sports leagues and, in accordance with established guidelines, establish relationships with collegiate athletes across all of college sports after termination of their eligibility to participate in collegiate sports. The Company intends to seek to hire or engage as consultants established professionals with rosters of athletes in various professional sports. The Company will seek to integrate the operations of WWTS with its other divisions so as to provide its clients with professional and commercial services intended to enable athletes to maximize their earning potential during their playing careers and to capitalize on the recognizability, popularity and marketability of professional athletes in today's media saturated sports environment.

     Agents conduct compensation negotiations on behalf of individual players and also provide advice and counsel in all other areas of the players' professional careers, including career management decisions (e.g., free agency options), the development and execution of marketing strategies and endorsement opportunities. In addition to establishing a relationship with the athletes, a knowledge of the league, team personnel, the league collective bargaining agreements and the mechanics of the league's salary cap structure, which limits the aggregate amount of salaries a team can pay its players, is material to fulfilling the Agent's function. Agents must be able to assist their clients in all stages of their careers. They must be familiar with the personnel needs of the teams in the league to appropriately market and arrange showcases for their rookie clients, and also must be familiar with each team's salary cap limitations to best position veteran free agents to sign with a particular team. In exchange for such services, an Agent generally receives 2% to 4% of his player's team salary each season (which includes the player's base salary, signing bonus and any performance bonus actually received by the player), during the length of the contract which the Agent negotiated for his client with the team. That revenue stream continues for so long as the player is paid pursuant to such contract, even if the client changes Agents during that span. Once that contract is completed, a player is free to use another Agent with no obligation to his former Agent. An Agent's success therefore depends as much on his ability to maintain a long term relationship with his players and his ability to attract new valuable veteran and rookie talent as on his ability to negotiate favorable contracts for his players. Revenues generated by the renegotiation of a contract originally negotiated by another Agent are based solely on the incremental salary increase, if any, resulting from such renegotiation.

THE FOOTBALL DIVISION

     Through WWTS, the Company intends to develop a football player agency business primarily through the acquisition of existing agency businesses and also through additions to WWTS' existing athlete clientele. The Company does not currently have any agreement or understanding to acquire any agency businesses. Marc Roberts currently acts as WWTS' President and Chief Executive Officer. Mr. Roberts has minimal background in professional team sport athlete representation. The Company has employed Ryan Schinman, an NFL registered Agent with three years experience, to be WWTS' Vice President. The Company believes it will be necessary to add more experienced management personnel to WWTS to achieve its growth objectives. WWTS' success will depend on its ability to acquire existing sports agency practices, attract and retain the services of football industry professionals, and in turn on the ability of those professionals to undertake the representation of successful professional athletes and to maintain such relationships for a substantial period of time. The NFL Collective Bargaining Agreement prohibits an organization from serving as a player's Agent, and therefore WWTS' business growth will be dependant upon its ability to retain the services, as employees or consultants, of Agents able to secure athletic talent and who are also willing to assign the commissions generated thereby to the Company in exchange for a salary, stock and other compensation.

     Currently, Mr. Schinman has assigned to WWTS his right to receive the revenues due him after January 1, 1996 from the seven professional football players he has signed to representation agreements. Each of these agreements provides for a 4% fee. However, these agreements are subject to revenue sharing arrangements between Mr. Schinman and former associates of Mr. Schinman whereby such associates are entitled to receive 50% of the full Agent's commission percentage. The Company expects the existing player representation agreements to generate limited revenues to the Company, not exceeding $30,000 for the 1996-1997 NFL season. WWTS also retains two talent scouts on a commission basis to refer athletes to the Company. Mr. Schinman has limited experience in negotiating NFL player contracts. See 'Management'. Accordingly, unless the Company employs an additional Agent with significant experience negotiating player contracts, the Company may be compelled to retain the services of independent consultants to perform such services on behalf of the Company. In such event, the Company would be required to share revenues generated from player contract negotiations. For WWTS to reach profitability, it must retain the services of other Agents with existing player business.

     The financial success of WWTS will be dependent upon many factors beyond the control of the Company. Such success will be highly dependent upon the athletic success of the athletes represented by WWTS, which will determine the salary and marketing potential of such athletes. In addition, due to the physical nature of professional football, there can be no assurances that key players will not suffer injury or otherwise be incapable of fulfilling their obligations as professional athletes under their player's agreements with professional franchises. Because football players' salaries generally are not guaranteed for the life of their contracts, such unexpected interruptions of the athletes' professional careers could have a deleterious affect on the profitability of WWTS. The ongoing success of the Football Division therefore will depend in large part on the Football Division's ability to sign new players to represent. Because of the high degree of competition among agents, such as Leigh Steinberg and Marvin Demoff, and the limited number of active football players playing professionally, however, there can be no assurance that the Football Division will be successful in achieving its goals. The Company believes that the relatively small size of the Football Division will enable it to offer its clients more personalized attention than its most prominent competitors and that the combination of the financial backing of the Company and the interplay of the Marketing Division, will enable WWTS to distinguish itself and successfully develop the business. There can be no assurance of success in this regard.

BASKETBALL DIVISION

     In August 1996 the Company formed WWBM for the purpose of providing player agent services to professional basketball players, including, but not limited to, contract negotiation, professional and personal advisory services, and the identification and exploitation of endorsement and marketing opportunities. Initially, WWBM intends to focus on players in the National Basketball Association ('NBA'), but in the future may expand to other professional leagues in the United States and in other countries as well. WWBM intends to seek to identify and establish relationships primarily with those athletes whose athletic abilities and personal attributes make them, in the opinion of WWBM's management, most likely to realize the maximum financial benefit from their athletic careers under WWBM's direction.

     NBA player agents are certified by the National Basketball Players Association ('NBPA') and are regulated by the terms of the Regulations Governing Player Agents which were adopted by the NBPA pursuant to the authority and duty conferred upon the NBPA as the exclusive bargaining representative of NBA players pursuant to Section 9(a) of the National Labor Relations Act. By regulation, a player agent must be an individual and not a corporation or other entity. Although the maximum fees which an Agent can charge or collect is 4% of a player's compensation from the team, if an Agent negotiates a contract where the player receives only the minimum season's compensation under the Collective Bargaining Agreement, the Agent is entitled to only a $2,000 fee for such season. One of the Company's NBA player clients earns the minimum season compensation. An Agent may also receive a greater percentage, often 15% to 20%, of a player's compensation from endorsements and other sources of income. As a rule, an Agent can receive a commission only on monies actually received by the player and cannot force the player to pre-pay any commissions on monies not yet received by the player.

     WWBM is owned 80% by the Company and 10% by each of Erik Rudolph and Michael Goodson who will manage the operations of WWBM as its President and Executive Vice President, respectively. Mr. Rudolph is an attorney and has been a certified NBA player agent since 1995. Mr. Goodson was a professional basketball player for three years. He has played in the Continental Basketball Association ('CBA'), the United States Basketball League ('USBL') and also played with the San Antonio Spurs and the Philadelphia 76ers of the NBA. Since his retirement as a player, Mr. Goodson has worked as a personal manager and advisor for professional basketball players in collaboration with other NBA agents, and, most recently, has worked in such capacity with Mr. Rudolph from January 1995 through August 1996 as co-founders of Impact Sports Management Group, LLC. Mr. Rudolph is the exclusive player agent for Samaki Walker, the 1996 NBA first round draft choice (number nine overall) of the Dallas Mavericks, Jason Osborne, a free agent guard signed with the Indiana Pacers of the NBA, and Shawnelle Scott, for whom Mr. Rudolph negotiated an agreement with the Cleveland Cavaliers of the NBA.

     In connection with the formation of WWBM, Messrs. Rudolph and Goodson signed five year employment agreements with WWBM, effective September 1, 1996, pursuant to which Messrs. Rudolph and Goodson assigned their respective rights and interests in the revenues generated by (i) Messrs. Walker, Osborne and Scott, and (ii) any players they sign to valid player's representation agreements during their employment by WWBM.

     The financial success of WWBM will be dependent upon factors beyond its control. As with any endeavor relying upon the achievement of professional athletes for its success, the revenues generated by WWBM can be negatively affected by injury or other personal problems impeding the professional progress of the athletes under contract, a depletion of available positions for its players due to player competition or a shrinkage in the number of available franchises, or collective bargaining stand-offs suspending play in a particular league, all of which would reduce the amount of compensation received by WWBM's athletes and in turn WWBM's commission. WWBM's ongoing success therefore will depend in large part on its ability to continue to attract and represent new players. There can be no guaranty of WWBM's success in this endeavor as there is a proliferation of Agents entering professional basketball as the sport increases in global popularity while the number of professional basketball players with large earnings potential remains relatively small. This increased competition is compounded by the existence of certain agents, such as David Falk, who represent a disproportionately high number of the most successful NBA professionals thereby further diluting the available pool of such talent.
Finally,   there  can  be  no  guaranty   that  the  marketing  and  endorsement
opportunities, to which WWBM looks for much of its future profits, will be available in sufficient quantity and quality to generate substantial revenues. Although the Company believes WWBM's chances of succeeding are enhanced by the Company's simultaneous presence in several different sports and the attendant relationships the Company will seek to develop with individuals and businesses involved in licensing, marketing and product endorsements, there can be no assurance of success in this regard.

CONSULTING AGREEMENT

     WWTS has entered into a Consulting Agreement with Summit Management Group ('SMG'), a business management firm located in South Carolina. Summit has provided its business management services to professional football, baseball and basketball players for over six years, but does not act as an Agent for its clients. Pursuant to that agreement, SMG, primarily through its principals James
E. Brown and Darnell Jones, will assist the Team Sports Division in identifying and recruiting players for whom WWTS and WWBM can act as agent. SMG will receive a fee, based upon an agreed upon percentage (to be agreed upon on a player by player basis) of the Company's net revenues generated by athletes referred by SMG, after deduction of direct expenses relating to such athlete. To date, SMG has not referred any athletes to the Company who have signed representation agreements with the Company. There is no minimum number of referrals which SMG is required to make pursuant to the Consulting Agreement. Consequently, there can be no assurances that the relationship between SMG and WWTS will be ongoing or that any additional athletes will be referred to Team Sports by SMG. SMG holds 33,334 shares of Common Stock.

MARKETING DIVISION

     The Company is developing a marketing division to cater to the development of commercial and marketing opportunities for athletes and entertainers, including the Company's clients. Initially, Ryan Schinman, who has three years of experience marketing endorsement opportunities for athletes, will be primarily responsible for identifying and exploiting marketing opportunities for athletes and entertainers, whether represented by the Company, its subsidiaries or by third parties. The Marketing Division will seek to generate opportunities for non-sport exploitation of all of the Company's clients' names and personalities by focusing on the lucrative merchandising, endorsement, public appearance and licensing opportunities available to today's better known athlete. For these efforts, the Company will receive a stated percentage of any revenues generated by these opportunities as a commission, customarily ranging from 10% and 20%. The Marketing Division will also endeavor to arrange marketing opportunities and public appearances for the athletes of other agencies, in which event the Company would customarily share up to 50% of the commission. Currently, the Marketing Division acts as non-exclusive licensing and marketing agent for the popular music groups 'The FuGees' and '98 Degrees'. The Company also entered into an exclusive agreement to provide athletes to Gulf Stream Mint for their commemorative sports card collectors series. To date, the Company has generated minimal revenues from such operations.

COMPETITION

     The Company faces intense competition from an increasingly crowded field of sports agents. As professional athletes' salaries continue to grow, and the opportunities for additional revenues from commercial exploitation and endorsements expand, more agents enter into this field, which has limited barriers to entry. In spite of the growing number of agents, each major professional sport is dominated by one or two major agencies. For example, six Agents, including Leigh Steinberg and Marvin Demoff, represent one third of all players in the NFL, including those generating the highest salaries. This concentration of the recognized revenue generating athletes in the hands of a few agents presents a potential barrier which could prevent WWTS and WWBM from realizing their growth objectives.

     The Marketing Division also faces competition from more established and experienced agencies such as Nike Sports Management, Steiner Sport Marketing, Athletes & Artists and Advantage International, which currently provide endorsement opportunities to athletes. There are no barriers to entry in this industry and success is dependent upon successfully establishing and maintaining relationships with persons and entities capable of providing endorsement opportunities and identifying trends and issues to capitalize on fleeting popular currents.

     The boxers managed by the Company face intense competition from numerous professional boxers in their respective weight classes both in the boxing ring as well as for participation in bouts and press coverage. Such individuals also compete for access to the services of promoters who have sufficient resources to arrange bouts with large purses. Many boxers have long-term arrangements with promoters, potentially providing such boxers with an advantage in arranging such bouts. There can be no assurance that the individuals managed by the Company will be able to compete successfully on any of these levels. Further, the Company will be competing with numerous other managers and promoters, including Don King Productions, Top Rank, Shelly Finkel Management, Cedric Kushner and Main Events, many of which may have greater financial resources or recognition in the industry than the Company, in the recruitment of new boxing talent and in the management of existing professional boxers.

EMPLOYEES

     At August 31, 1996, the Company had eight employees. Three of such persons perform executive functions and five perform clerical or administrative functions. The Company believes the number of persons currently employed is adequate to conduct the Company's current level of business operations. Because of the service nature of the sports management industry, the Company intends to continue to seek to add new management personnel to expand into additional sports and to add to the number of players represented by the Company. See 'Management.'

PROPERTIES

     The Company's principal executive offices are currently located in West Orange, New Jersey on a month-to-month rental basis pursuant to an oral lease arrangement after the expiration, without renewal, of a prior written lease. The Company currently occupies approximately 1,000 square feet of space, for which the Company pays a monthly base rental of approximately $850. The Company leases its boxing training facility, comprising approximately 2,000 square feet, on a month-to-month basis, at a base monthly rental of $1,280 pursuant to an oral lease arrangement after the expiration, without renewal, of a prior written lease. The Company intends to relocate its executive offices and training facility after the completion of this Offering. The Company believes it will be able to locate suitable space at base rental amounts similar to those currently paid by the Company.

     Commencing in November 1995, the Company paid $4,500 per month to Marc Roberts for the use of a portion of Mr. Roberts' personal residence to house certain of the Company's boxers and other related personnel, such as strength coaches, from time to time and to offset the costs and expenses of food and other living expenses of such persons. In April 1996, such monthly payment was increased to $5,700. Such arrangement may be terminated by the Company or Mr. Roberts at any time.

LEGAL PROCEEDINGS

     There are no material legal proceedings to which the Company is a party.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

NAME                                                  AGE                          POSITION
---------------------------------------------------   ---   ------------------------------------------------------

Marc Roberts.......................................   37    President, Chief Executive Officer, President of
                                                              Worldwide Team Sports, Inc. and Director

Roy Roberts........................................   57    Chief Financial Officer, Director

Allan Cohen, M.D...................................   54    Director

Dan Drykerman......................................   48    Director

Herbert F. Kozlov..................................   43    Director

Harvey Silverman...................................   55    Director

Erik Rudolph.......................................   34    President, Worldwide Basketball Management, Inc.

     Marc Roberts has been President and Chief Executive Officer of the Company since its inception in August 1995. Since 1992, Mr. Roberts has been engaged in the management of the Company's boxers through the Company's predecessors. See 'Business Organization' and 'Certain Transactions.' Mr. Roberts is involved in various real estate, restaurant and other business ventures as a passive investor, none of which occupies any significant portion of his business time. Mr. Roberts is also a director of Linda's Diversified Holdings, Inc., which operates rotisserie chicken restaurants under the tradename 'Linda's Flame Roasted Chicken' and is a federally licensed lender for home improvement loans.

     Roy Roberts has been Chief Financial Officer of the Company since its inception and as a director of the Company since July 1996. Since 1991, Mr. Roberts serves as the President of Sparkle Industries, a commercial maintenance company in New Jersey. He also served, until 1995, as the Chairman and Chief Operating Office of Palisades Entertainment, Inc., a motion picture film distributor specializing in special interest, rock and roll and animation films. Mr. Roberts has been in the movie and video-cassette distribution industry since 1983, specializing in wholesale distribution of entertainment media. Upon the completion of this Offering, Mr. Roberts intends to devote his full time and attention to the Company. Mr. Roberts received a Bachelor of Sciences Degree from New York University in 1960. Mr. Roberts is Marc Roberts' father.

     Allan Cohen, M.D. has been a director of the Company since July 1996. Dr. Cohen is engaged in the practice of medicine, specializing in gastroenterology, and has been President of Gastroenterology Associates, a professional corporation, since 1974 and is President of the Medical Staff at Muhlenburg Hospital in Plainfield, New Jersey. Dr. Cohen is Marc Robert's uncle. Dr. Cohen received a Bachelor of Arts Degree from Lafayette College in 1963 and an M.D. Degree from N.Y. Medical College in 1967.

     Dan Drykerman has been a director of the Company since July 1996, and as the Operating Partner of Drykerman Investment Group, an investment partnership (f/k/a Drykerman Enterprises) since 1976. Mr. Drykerman received a Bachelors Degree from Wesleyan University in 1969.

     Herbert F. Kozlov has served as general counsel to the Company since its inception, and as a director of the Company since July 1996. Mr. Kozlov has been a practicing attorney for more than the past fifteen years and is currently a partner in the firm of Parker Duryee Rosoff & Haft A Professional Corporation. Mr. Kozlov is also a member of the Board of Directors of HMG Worldwide Corporation. Mr. Kozlov received a Bachelors Degree in 1974 from Rutgers College and a J.D. Degree from New York University School of Law in 1977.

     Harvey Silverman has been a director of the Company since July 1996. Mr. Silverman is a Senior Managing Director of Spear Leeds & Kellogg in New York, where he has been employed since 1963. Mr. Silverman is a Governor on the American Stock Exchange and is a director and Vice Chairman of Options Clearing Corp. Mr. Silverman received his Bachelor of Sciences Degree from Brooklyn College in 1967.

     Erik Rudolph has served as President of WWBM since September 1, 1996. Mr. Rudolph has been an attorney in private practice for more than the past five years and has been a certified NBA Agent since 1995. From January 1995 through August 1996 Mr. Rudolph was a principal of Impact Sports Management Group, L.L.C.

     Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. Directors will receive no cash compensation for their services to the Company as directors, but will be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors and are eligible to participate in the Company's Stock Option Plan.

     The General Corporation Law of Delaware permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, with certain exceptions. Exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision.

     The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Act, that provision is against public policy as expressed in the Act and is therefore unenforceable.

KEY EMPLOYEES

     The Company has executed a five year employment agreement with Ryan Schinman, a registered contract advisor with the NFL. In addition to acting as contract advisor for athletes, both alone and in conjunction with outside contract advisors, Mr. Schinman devotes a significant portion of his time and attention to developing marketing opportunities for the Company and its clientele. Mr. Schinman is 24 years old and, prior to joining the Company in January 1996, was employed for three years by Athletes and Artists Ltd., a sports and entertainment management agency. Pursuant to his employment agreement, Mr. Schinman receives a salary of $100,000 per annum plus bonuses in the discretion of the board of directors.

     Michael Goodson will co-manage the operations of WWBM as its Executive Vice President. Mr. Goodson was a professional basketball player for three years, having played in the CBA, USBL and also as a member of the San Antonio Spurs and the Philadelphia 76ers of the NBA. Since his retirement as a player, Mr. Goodson has worked as a personal manager and advisor for professional basketball players in collaboration with other NBA Agents, and, most recently, has worked in such capacity with Erik Rudolph from January 1995 through August 1996 as co-founders of Impact Sports Management Group, LLC.

EXECUTIVE COMPENSATION

     Prior to January 1, 1996, neither Marc Roberts, President, Chief  Executive
Officer   and  Director  of  the  Company,   nor  any  other  officer,  received
compensation from the Company.


     Marc Roberts has entered into a five-year employment agreement with the Company commencing January 1, 1996 which provides for a base annual salary of $190,000 with annual minimum guaranteed increases of $25,000. Mr. Roberts shall also be paid an annual bonus of an amount equal to a minimum of 10% of the pretax operating income of the Company before income taxes, depreciation and amortization in excess of $250,000. Bonuses in excess of that amount shall be determined by the Company's Board of Directors or its executive compensation committee, if any. Mr. Roberts shall also be entitled to participate in the Company's incentive stock option plan and shall be granted a minimum of 30% of the stock options to be issued by the plan at an exercise price of 110% of the fair value of the stock, as determined by the Board of Directors, on the date of grant. Payment of Mr. Roberts' compensation from January 1, 1996 has been deferred until the completion of this Offering. The agreement provides that upon termination of Mr. Roberts' employment without cause or upon certain changes in control of the Company resulting in Mr. Roberts' termination, he will be entitled to receive any accrued but unpaid amounts due him under the agreement from the period prior to his termination. In addition, the Company is obligated to pay Mr. Roberts (i) within five (5) days of notice of termination, an amount equal to sixty percent (60%) of the present value of the sum of (x) all salary which would have been earned but for such termination for a period of
2.99 years commencing on the date of such termination based on Mr. Roberts' then current salary, plus (y) the present value of an amount determined by multiplying the amount of incentive compensation earned by Mr. Roberts for the last fiscal year of the Company preceding termination by 2.99 ('Severance Compensation') . The remaining forty percent (40%) of the Severance Compensation shall be paid to Mr. Roberts in twelve (12) equal monthly installments commencing on the first month after the month in which he was terminated. In the event of Mr. Roberts' termination for cause, or if Mr. Roberts voluntarily terminates the agreement within its first two years, the Company is under no obligation to pay him his compensation beyond the date of termination. If Mr. Roberts voluntarily resigns from the Company after the second anniversary of his agreement, he shall be entitled to receive all of the compensation and benefits he would be afforded if he had been terminated without cause. Mr. Roberts' agreement provides that Mr. Roberts will not compete with the Company for a one
(1) year period after the termination of his employment. The Company has obtained a $2,000,000 key person life insurance policy on Mr. Roberts' life naming the Company as beneficiary.

     In connection with the formation of WWBM, Messrs. Rudolph and Goodson signed five year employment agreements with WWBM, effective September 1, 1996, pursuant to which Messrs. Rudolph and Goodson assigned their respective rights and interests in the revenues generated by (i) Samaki Walker, Jason Osborne and Shawnelle Scott, and (ii) any players Messrs. Rudolph and Goodson sign to valid player's representation agreements during their employment by WWBM. Messrs. Rudolph and Goodson shall each receive a salary of $130,000 per annum, and shall each also receive a signing bonus of $50,000 upon the completion of this
Offering. Messrs. Goodson and Rudolph shall also be entitled to divide, as annual bonus compensation, 10% of the annual net revenues of WWBM up to $250,000 and 17% of the annual net revenues of WWBM above $250,000. The Company is committed to fund up to $700,000 of operating expenses of WWBM which will increase to up to $1,000,000 if WWBM achieves certain performance goals tied to the successful recruitment of NBA players. The Company has the right to terminate the agreements if WWBM's aggregate costs of operations exceeds the above stated funding obligations. In the event of the non-renewal of the employment agreements, or their termination for any reason, Messrs. Goodson and Rudolph will (i) be reassigned the rights to the revenues from Messrs. Walker and Osborne's contracts, and (ii) pay WWBM (a) 50% of the revenues from all other players signed during the terms of their employment (including Mr. Scott) until the Company recoups all of the amounts funded by the Company, and (b) 30% of such revenues thereafter. In the event Messrs. Goodson and Rudolph voluntarily terminate their employment without cause, however, the revenues from the contracts of Messrs. Walker and Osborne shall not be reassigned and the revenue generated thereby will be treated like the other players.

     Mr. Schinman has entered into a five-year employment agreement with the Company commencing January 1, 1996, which provides for an annual base salary of $100,000. Mr. Schinman shall be entitled to a discretionary bonus to be determined by the Chief Executive Officer of the Company based on Mr. Schinman's performance. Mr. Schinman has agreed not to compete with the Company for a period of six months after the termination of his Agreement.

STOCK OPTION PLAN

     On July 1, 1996, the Company adopted the 1996 Stock Option Plan (the 'SOP') covering 500,000 shares of the Company's Common Stock, $.01 par value, pursuant to which officers, directors and key employees of the Company are eligible to receive incentive and/or non-qualified stock options. The SOP will be administered by the Board of Directors or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions of purchase of options will be determined by the Board or committee at its sole discretion. The purpose of the SOP is to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the SOP are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the SOP to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To date, no options have been granted under the SOP.

                              CERTAIN TRANSACTIONS

     In August 1995, the Company issued 150 shares of its Common Stock to Marc Roberts for a purchase price of $150, and 30 shares of its Common Stock to Herbert Kozlov for a purchase price of $30. In September 1995, the Company authorized a 10,000 for 1 stock split converting these outstanding 180 shares of Common Stock to 1,800,000 shares. Also in September 1995, the Company issued to 55 persons an aggregate of 1,234,955 shares, of which 185,835 were issued to officers and directors of the Company.

     Commencing in September 1995 and ending in June 1996, the Company privately sold an aggregate of 39.8 units ('Units'), resulting in net proceeds to the Company of $1,990,000, each consisting of (a) a $50,000 promissory note bearing interest at a rate of 10% per annum payable in full upon the earlier of (i) the Company's receipt of at least $3,000,000 from an underwritten public offering of the Company's securities (the 'Initial Public Offering') or (ii) 18 months after the date of the closing of the unit investment (the 'Placement Closing Date') and (b) a warrant to purchase 25,000 shares of the Company's Common Stock exercisable for a period of five years from the Placement Closing Date, provided that an Initial Public Offering is consummated during such five year exercise period, at an exercise price per share equal to 120% of the price per share in the Initial Public Offering. Messrs. Drykerman and Cohen purchased 1.5 and 1 Unit, respectively, through such private placement.

     In November 1995, the Company entered into an Asset Acquisition Agreement with Shannon Briggs Boxing I, L.P. (the 'Briggs Partnership') to acquire all of the assets and assume all of the liabilities of the Briggs Partnership. Pursuant to the Asset Acquisition Agreement, the Briggs Partnership received 500,000 shares of Common Stock. The number of shares of Common Stock was determined based upon management's estimation of the value to the Company of the management rights to Mr. Briggs relative to the Company's other three boxers. The shares of Common Stock were distributed on a pro rata basis to the limited partners of the Briggs Partnership upon the dissolution of such partnership. Marc Roberts was the principal of the general partner of the Briggs Partnership, S.B. Champion Management, Inc. In accordance with the terms of the Asset Acquisition Agreement, the then existing management agreement with Shannon Briggs, pursuant to which the Briggs Partnership was entitled to participate in the fees generated by the management of Shannon Briggs, was terminated, and a new management agreement was entered into between the Company and Shannon Briggs.

     In December 1995, the Company issued 184,966 shares to Marc Roberts in exchange for all of the outstanding shares of Merciless Management Inc., The Natural Management, Inc., S.B. Championship Management, Inc., Marc Roberts Inc. and Marc Roberts Boxing Inc. Subsequent thereto, each of the management agreements between such corporations and Ray Mercer, Charles Murray and Tracy Patterson were terminated and such boxers executed new management agreements with the Company. In July 1996, each of those corporations was merged into the Company.

     From time to time Marc Roberts has made loans and advances to the Company and the Company has advanced funds to Mr. Roberts. In June 1996, Mr. Roberts repaid $200,000 of amounts due to the Company, thereby eliminating the balance due from Mr. Roberts. The Company does not intend to lend to, or borrow from, its officers, directors or principal stockholders in the future.

     Commencing in November 1995, the Company paid $4,500 per month to Marc Roberts for the use of a portion of Mr. Roberts' personal residence to house certain of the Company's boxers and other related personnel, such as strength coaches, from time to time and to offset the costs and expenses of food and other living expenses of such persons. In April 1996, such monthly payment was increased to $5,700.

     The Company believes the terms and conditions of the foregoing transactions are no less favorable to the Company than those available from unaffiliated parties. Future transactions between the Company and any affiliate will be on terms and conditions approved by this Board of Directors.

     Pursuant to a Shareholders Agreement among Goodson, Rudolph and the Company, upon the occurrence of certain events, including the termination of the employment of Messrs. Rudolph and Goodson, the shares of WWBM held by Messrs. Rudolph and Goodson (representing 20% of the outstanding shares of WWBM) will be exchanged for up to an aggregate of 300,000 shares of Common Stock of the Company, depending upon the time of such exchange and the financial condition of WWBM as of the time of such exchange.

     Marc Roberts was the President and a director of Triple Threat Enterprises, Inc. ('Triple Threat'), and Harvey Silverman and Allan Cohen, directors of the Company, were also directors of Triple Threat. In November 1990, Triple Threat completed an initial public offering of its common stock. At the time of Triple Threat's initial public offering, Triple Threat was engaged in the business of managing three boxers, two of whom were Ray Mercer and Charles Murray. In February 1991, Mr. Roberts resigned as President and Chief Executive Officer as a result of a difference of opinion with certain members of management and controlling stockholders of such company. Mr. Roberts, Mr. Silverman and Dr. Cohen subsequently resigned as directors of such company; Messrs. Roberts and Cohen so resigned in 1991, and Mr. Silverman in 1992. Triple Threat subsequently changed its name to Capital Gaming International Inc. and is currently engaged in casino development and management. Such company is a public company filing reports under the Exchange Act.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director, and all officers and directors of the Company as a group, as of the date of this Prospectus and their percentage ownership of Common Stock after completion of this offering:


                                                                          PERCENTAGE OF             PERCENTAGE OF
                                       NUMBER OF SHARES                   COMMON STOCK               COMMON STOCK
                                      BENEFICIALLY OWNED               BENEFICIALLY OWNED         BENEFICIALLY OWNED
NAME AND ADDRESS                      AS OF JUNE 30, 1996            AS OF JUNE 30, 1996 (1)    AFTER THE OFFERING (1)
-----------------------------------   -------------------            -----------------------    ----------------------

Marc Roberts ......................        1,684,966                           44.9%                     32.7%
  29 Northfield Avenue
  West Orange, NJ 07052
Roy Roberts........................           83,334                            2.2%                      1.6%
Allan Cohen, M.D...................           41,667(2)                         1.1%                  *
Dan Drykerman......................           40,000(3)                         1.1%                  *
Herbert F. Kozlov .................          300,000(4)                         8.0%                      5.8%
  529 Fifth Avenue
  New York, NY 10017
Harvey Silverman...................           83,334                            2.2%                      1.6%
All officers and directors as a
  group (6 persons)................        2,233,301(2)(3)(4)                  58.5%                     43.3%


------------

*  Less than 1%


(1) Based on 3,753,255 shares outstanding prior to, and 5,153,255 shares outstanding upon consummation of Offering.


(2) Includes 25,000 shares which may be acquired upon the exercise of currently exercisable warrants.

(3) Includes 37,500 shares which may be acquired upon the exercise of currently exercisable warrants.

(4) Does not include 50,000 shares and warrants to purchase an additional 25,000 shares held by members of a law firm of which Mr. Kozlov is a member. Mr. Kozlov disclaims beneficial ownership of such shares.

    Marc Roberts and Herbert Kozlov may each be deemed a 'promoter' of the Company.

                           DESCRIPTION OF SECURITIES

UNITS

     The Offering consists of Units, each comprised of one share of Common Stock, $.01 par value, and one Redeemable Warrant. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock. The Common Stock and Redeemable Warrants are transferable separately from and after the date of this Prospectus. The following are brief descriptions of the Securities. The rights of the stockholders of the Company are established by the Company's Certificate of Incorporation, its By-laws and the law of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Company's Certificate of Incorporation, its By-laws and relevant Delaware law.

COMMON STOCK

GENERAL


     The Company is authorized to issue 20,000,000 shares of Common Stock, $.01 par value. As of the date hereof, 3,753,255 shares of Common Stock were outstanding held by approximately 55 shareholders. Immediately following the Offering (assuming the Underwriter's over-allotment option is not exercised) 5,153,255 shares of Common Stock will be issued and outstanding (excluding shares of Common Stock underlying outstanding but unexercised Warrants.


     Holders of Common Stock have one vote for each share held of record on all matters to be voted on by the stockholders. The Common Stock does not have cumulative voting rights. Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

     Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then authorized and out-standing. Shares of Common Stock are not redeemable and have no preemptive or similar rights. The shares of Common Stock offered hereby will upon issuance be fully paid and nonassessable.

DIVIDEND POLICY

     The Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

POTENTIAL FUTURE SALES OF COMMON STOCK PURSUANT TO RULE 144

     All of the shares of Common Stock presently outstanding are 'restricted securities' as that term is defined in Rule 144 promulgated under the Act and may be sold only in compliance with such Rule, pursuant to registration under the Act or pursuant to exemption therefrom. Generally, under Rule 144, each person holding restricted securities for a period of two years may, every three months after such two-year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. This limitation on the number of shares which may be sold under the Rule does not apply to restricted securities sold for the account of a person who is not and has not been an affiliate of the Company during the three months prior to the proposed sale and who has beneficially owned the securities for at least three years. The outstanding shares will be eligible for sale under Rule 144 commencing September 1997. Further, the officers and directors of the Company have agreed not to sell, assign or transfer any such shares for a period of 18 months from the date of this Prospectus without the prior written consent of the Underwriter.

REDEEMABLE WARRANTS

     The Redeemable Warrants will be issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent, and will be evidenced by Redeemable Warrant certificates in registered form. The Redeemable Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock.

     Each Redeemable Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $7.20 at any time after the first anniversary of the date of this Prospectus until 5:00 P.M., New York City time, on the fifth anniversary of the date of this Prospectus. The Redeemable Warrants are redeemable by the Company on 30 days' prior written notice at any time subsequent to one year from the date of this Prospectus at a redemption price of $.05 per Redeemable Warrant provided the last sale price of the Common Stock for any 20 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9 per share. 'Closing price' shall mean the closing bid price if listed in the over-the-counter market or the closing sale price if listed on the National Market System of NASDAQ or a national securities exchange. All Redeemable Warrants must be redeemed if any are redeemed.


     The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.


     A Redeemable Warrant may be exercised upon surrender of the Redeemable Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Stock Transfer & Trust Company, New York, New York, the warrant agent with the form of 'Election to Purchase' on the reverse side of the Redeemable Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company for the number of shares with respect to which the Redeemable Warrant is being exercised. Shares issued upon exercise of Redeemable Warrants and payment in accordance with the terms of the Redeemable Warrants will be fully paid and nonassessable.

     The Redeemable Warrants do not confer upon the Redeemable Warrant holder any voting or other rights of a stockholder of the Company. Upon notice to the Redeemable Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Redeemable Warrants. In the event the Company should determine to temporarily reduce the exercise price of the Redeemable Warrants, it will comply with Rule 13E-4 of the Securities Exchange Act of 1934 and related Schedule 13E-4 applicable to issuer tender offers.

WARRANTS

     In connection with a private placement commenced in September 1995 through July 1996 of an aggregate of $1,990,000 of promissory notes, the Company issued warrants to purchase up to 995,000 shares of Common Stock at an exercise price of $7.20 at any time commencing on the date hereof and prior to the fifth anniversary of their issuance. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock. The Warrants do not confer upon the Warrant holder any voting or other rights of a stockholder of the Company. The holders of these warrants were not granted any registration rights relating to the warrants or the shares underlying such warrants.

TRANSFER AGENT AND WARRANT AGENT

     American Stock Transfer & Trust Company, New York, New York will serve as transfer agent for the Common Stock and warrant agent for the Warrants.

PREFERRED STOCK

     The Certificate of Incorporation of the Company authorizes the issuance of 5,000 shares of preferred stock. The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holder, of Common Stock. The Company has no present plans to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER STATUTE

     The Company is subject to Section 203 of the Delaware General Corporation Law ('Section 203') which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any 'business combination' with any 'interested stockholder' for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation, approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors and which transaction is approved or not opposed by the majority of the board of directors then in office.

     Section 203 generally defines a business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholders; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to the interested stockholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                                  UNDERWRITING


     William Scott & Company, L.L.C., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter (the 'Underwriting Agreement'), to purchase 1,400,000 Units offered hereby from the Company on a 'firm commitment' basis, if any are purchased.



     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the National Association of Securities Dealers, Inc. concessions of not in excess of $.30 per Unit, of which not more than $.15 may be reallowed to certain other dealers. After the initial public offering, the public offering price, concessions and reallowances may be changed by the Underwriter.



     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with this offering, including liabilities under the Act.



     The Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 2% of the aggregate offering price of the Securities offered hereby (including any Units purchased pursuant to the over-allotment option). To date, the Company has paid $30,000 toward such fees.



     The Company has granted an option to the Underwriter, exercisable during the 45-day period from the date of this Prospectus, to purchase up to 210,000 additional Units at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments in the sale of the Units.


     The Underwriter has informed the Company that no sales of the Securities offered hereby will be made to discretionary accounts.


     The Company has agreed to sell to the Underwriter or its designees, for nominal consideration, the Unit Purchase Option to purchase up to 140,000 Units, except that the Redeemable Warrants are not subject to redemption by the Company. The Unit Purchase Option will be exercisable during the four-year period commencing one year from the date of this Prospectus at an exercise price of $9.90 per Unit, subject to adjustment in certain events to protect against dilution, and are not transferable for a period of one year from the date of this Prospectus except to officers of the Underwriter. The Company has agreed to register during the four-year period commencing one year from the date of this Prospectus, on one occasion upon request of the holder(s) of a majority of the Unit Purchase Option, the securities issuable upon exercise thereof under the Act, such registration to be at the Company's expense. The Company has also granted certain 'piggyback' registration rights to holders of the Unit Purchase Option.


     For the life of the Unit Purchase Option, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Unit Purchase Option at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable then those provided in the Unit Purchase Option.


     The Company has agreed to enter into a two-year agreement providing for the payment of a fee to the Underwriter ranging from 2% to 5% of the consideration paid, in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party. In addition, the Company shall retain the Underwriter as management and financial consultants for such two-year period commencing as of the date of this Prospectus at an aggregate fee of $50,000, of which $25,000 shall be payable on the closing of this offering and the balance of $25,000 one (1) year thereafter.



     The Company has agreed that for a three-year period commencing on the date of this Prospectus, the Company will nominate a designee of the Underwriter to serve as a member of the Board of Directors of the Company and that such designee, if elected, shall be appointed as a member of the audit committee and the compensation committee of the Board of Directors.



     The Company's officers, directors and 5% stockholders have agreed not to sell, transfer or assign any of their shares of Common Stock for a period of 18 months from the date of this Prospectus without the prior written consent of the Underwriter.



     The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter. Factors considered in determining the offering price of the Units and the exercise prices of the Redeemable Warrants include the business in which the Company engages, the Company's financial condition, an assessment of management, the general condition of the securities markets and the demand for similar securities of comparable companies.



     The Company has engaged the Underwriter, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Redeemable Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Underwriter for bona fide services rendered a commission equal to 7% of the exercise price for each Redeemable Warrant exercised more than one year after the date of this Prospectus if the exercise was solicited by the Underwriter and the Underwriter is specifically identified in writing by the holder of the Redeemable Warrant as the soliciting broker. In addition to soliciting, either orally or in writing, the exercise of the Redeemable Warrants, such services may also include disseminating information, either orally or in writing, to Warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Redeemable Warrants. No compensation will be paid to the Underwriter in connection with the exercise of Redeemable Warrants if the market price of the underlying shares of Common Stock is lower than the exercise price, the Redeemable Warrants are held in a discretionary account, the Redeemable Warrants are exercised in an unsolicited transaction or the arrangement to pay the commission is not disclosed in the prospectus provided to Warrantholders at the time of exercise. In addition, unless granted an exemption by the Commission from Rule 10b under the Exchange Act, while it is soliciting exercise of the Redeemable Warrants, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities unless it has waived its right to receive a fee for the exercise of the Redeemable Warrants.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Parker Duryee Rosoff & Haft A Professional Corporation, New York, New York. Certain legal matters will be passed upon for the Underwriter by McLaughlin & Stern, LLP, New York, New York. Herbert F. Kozlov, a member of Parker Duryee Rosoff & Haft, beneficially owns 300,000 shares of Common Stock. Other members of such firm own an aggregate of 50,000 shares of Common Stock, as well as five year warrants to purchase an additional 25,000 shares of Common Stock at an exercise price of $6.00 per share. Mr. Kozlov also serves as Secretary and a director of the Company.

                                    EXPERTS

     The financial statements (except as they apply to unaudited periods) and schedules of the Company included in this Prospectus and Registration Statement have been audited by Rosenberg Rich Baker Berman & Company, independent certified public accountants, as stated in their reports, which call attention to an uncertainty as to the Company's ability to continue as a going concern, appearing elsewhere herein and therein and are included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form SB-2 under the Act, covering the securities offered by this Prospectus. For further information with respect to the Company and the securities offered, reference is made to the Registration Statement and the exhibits filed as part thereof, which may be examined without charge and copies of such material can be obtained at prescribed rates from the Public Reference Section maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              ----

Independent Auditors' Report...............................................................................   F-2
Consolidated Balance Sheets as of June 30, 1996 (Unaudited) and December 31, 1995..........................   F-3
Consolidated Statements of Operations for the six months ended June 30, 1996 and 1995 (Unaudited) and for
  the years ended December 31, 1995 and 1994...............................................................   F-4
Consolidated Statements of Stockholders' Equity (Capital Deficiency) as of June 30, 1996 (Unaudited) and
  December 31, 1995 and 1994...............................................................................   F-5
Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995 (Unaudited) and for
  the years ended December 31, 1995 and 1994...............................................................   F-6
Notes to the Consolidated Financial Statements.............................................................   F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of WORLDWIDE ENTERTAINMENT & SPORTS CORP.
29 Northfield Avenue
West Orange, NJ 07052

     We have audited the accompanying balance sheet of Worldwide Entertainment & Sports Corp. as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worldwide Entertainment & Sports Corp. as of December 31, 1995 and the results of its operations and its cash flows for the years then ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A(2) to the financial statements, the Company has suffered losses since inception and has a capital deficiency and a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A(2). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Rosenberg Rich Baker Berman & Company
Maplewood, New Jersey
February 5, 1996
Except for Notes A(2), C, H and K, which are dated July 17, 1996, Note L which is dated September 1, 1996 and Note B(4) and F which are dated October 8, 1996

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                          CONSOLIDATED BALANCE SHEETS

                                                                                         JUNE 30,      DECEMBER 31,
                                                                                           1996            1995
                                                                                       -----------     ------------
                                                                                       (UNAUDITED)
                                       ASSETS
Current assets:
     Cash...........................................................................   $   435,974     $  547,136
     Accounts receivable............................................................         3,820        --
     Due from related party.........................................................         2,906        --
     Due from boxers................................................................        84,319        151,358
     Other current assets...........................................................       --                 225
     Prepaid consulting expense.....................................................        40,000        --
                                                                                       -----------    ------------
                                                                                           567,019        698,719
                                                                                       -----------    ------------
Property and equipment -- at cost (less accumulated depreciation)...................        66,734         30,161
                                                                                       -----------    ------------
Other assets:
     Cash surrender value of life insurance.........................................         2,313          2,313
     Deferred costs of securities registration......................................       101,821         47,148
     Deferred consulting expense....................................................       160,000        --
     Organization costs (net of accumulated amortization)...........................           670          1,004
     Other assets...................................................................        16,325          5,325
                                                                                       -----------    ------------
                                                                                           281,129         55,790
                                                                                       -----------    ------------
                                                                                       $   914,882     $  784,670
                                                                                       -----------    ------------
                                                                                       -----------    ------------
                                    LIABILITIES
Current liabilities:
     Current portion of long-term debt..............................................   $     7,399     $  --
     Notes and loans payable:
          Other.....................................................................        10,900         10,900
          Promissory notes..........................................................     1,890,000      1,165,000
          Escrow funds payable......................................................        57,906         22,906
     Due to related party...........................................................       --               6,159
     Accrued expenses...............................................................       134,259        355,291
     Accrued interest...............................................................        96,618         24,570
     Income taxes payable...........................................................            50            300
                                                                                       -----------    ------------
                                                                                         2,197,132      1,585,126
     Long-term debt net of current portion..........................................        22,000        --
                                                                                       -----------    ------------
                                                                                       $ 2,219,132     $1,585,126
                                                                                       -----------    ------------
Stockholders' equity (capital deficiency):
     Preferred stock, $.01 par value; authorized 5,000 shares; no shares issued.....       --             --
     Common stock, $.01 par value; authorized 20,000,000 shares; 3,753,255 and
      3,719,921 shares issued, respectively.........................................        37,533         37,200
     Additional paid-in capital.....................................................       278,470         78,803
     Accumulated deficit............................................................    (1,607,903)      (904,109)
     Demand note receivable on private issuance of Common Stock.....................       (12,350)       (12,350)
                                                                                       -----------    ------------
                                                                                        (1,304,250)      (800,456)
                                                                                       -----------    ------------
                                                                                       $   914,882     $  784,670
                                                                                       -----------    ------------
                                                                                       -----------    ------------

            See the Notes to the Consolidated Financial Statements.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            SIX MONTHS ENDED JUNE 30,      YEAR ENDED DECEMBER 31,
                                                            --------------------------    --------------------------
                                                               1996           1995           1995           1994
                                                            -----------    -----------    -----------   ------------
                                                            (UNAUDITED)    (UNAUDITED)

Purse income.............................................   $   122,187    $    35,650    $    75,794    $     5,200
Commission income........................................        22,791             --         21,600             --
Endorsement income.......................................        11,050             --             --             --
Consulting income........................................            --             --             --         15,000
Ticket revenues..........................................            --        150,996        144,227             --
Merchandise revenues.....................................         1,008             --             --             --
                                                            -----------    -----------    -----------    -----------
                                                                157,036        186,646        241,621         20,200
                                                            -----------    -----------    -----------    -----------
Training and related expenses............................        52,573        127,343        223,413        101,492
Promotion and other operating expenses...................       735,146        212,960        645,124        295,208
Other expenses...........................................            --             --        208,500             --
                                                            -----------    -----------    -----------    -----------
                                                                787,719        340,303      1,077,037        396,700
                                                            -----------    -----------    -----------    -----------
Loss from operations.....................................      (630,683)      (153,657)      (835,416)      (376,500)
                                                            -----------    -----------    -----------    -----------
Other income and expenses:
     Interest and dividend income........................           446             --            323             --
     Loss on sale of marketable securities...............            --             --             --         (4,590)
     Interest expense....................................       (72,807)            (3)       (33,573)          (521)
                                                            -----------    -----------    -----------    -----------
                                                                (72,361)            (3)       (33,250)        (5,111)
                                                            -----------    -----------    -----------    -----------
Loss before income taxes.................................      (703,044)      (153,660)      (868,666)      (381,611)
Income taxes.............................................           750            149            637            175
                                                            -----------    -----------    -----------    -----------
Net Loss.................................................   $  (703,794)   $  (153,809)   $  (869,303)   $  (381,786)
                                                            -----------    -----------    -----------    -----------
                                                            -----------    -----------    -----------    -----------
Loss Per Share...........................................   $     (0.18)   $     (0.05)   $     (0.27)   $     (0.12)
                                                            -----------    -----------    -----------    -----------
                                                            -----------    -----------    -----------    -----------
Weighted Average of Common Shares Outstanding............     3,807,871      3,122,905      3,222,176      3,122,905
                                                            -----------    -----------    -----------    -----------
                                                            -----------    -----------    -----------    -----------

            See the Notes to the Consolidated Financial Statements.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
          (CAPITAL DEFICIENCY) FOR THE SIX MONTHS ENDED JUNE 30, 1996
           (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                                                   DEMAND NOTE
                                PREFERRED STOCK      COMMON STOCK                      ADDITIONAL                  RECEIVABLE
                                ---------------   -------------------   PREDECESSORS'   PAID-IN     ACCUMULATED     ON COMMON
                                SHARES   AMOUNT    SHARES     AMOUNT      CAPITAL       CAPITAL       DEFICIT         STOCK
                                ------   ------   ---------   -------   ------------   ----------   -----------    -----------

Balance -- January 1, 1994....      0    $   0            0   $    0     $  168,500    $       0    $  (62,870)    $       0
Capital contributions.........     --       --           --       --        125,001           --            --             --
Net loss for the year ended
  December 31, 1994...........     --       --           --       --             --           --      (381,786)            --
Balance -- December 31,
  1994........................      0        0            0        0        293,501            0      (444,656)             0
Capital contributions.........     --       --           --       --        220,002           --            --             --
Issuance of Common Stock to
  original holders............     --       --          180      180             --         (180)           --             --
Stock split; 10,000 for 1.....     --       --    1,799,820   17,820             --      (17,820)           --             --
Issuance of Common Stock to
  original holders............     --       --    1,234,955   12,350             --           --            --        (12,350)
Issuance of Common Stock to
  acquire Shannon Briggs I,
  L.P.........................     --       --      500,000    5,000       (513,503)     508,503            --             --
Issuance of Common Stock to
  acquire subsidiaries........     --       --      184,966    1,850             --       (1,850)           --             --
Reclassification of
  Accumulated Deficit from S
  corporation subsidiaries....     --       --           --       --             --     (409,850)      409,850             --
Net loss for the year ended
  December 31, 1995...........     --       --           --       --             --           --      (869,303)            --
                                ------   ------   ---------   -------   ------------   ----------   -----------    -----------
Balance -- December 31,
  1995........................      0        0    3,719,921   37,200              0       78,803      (904,109)       (12,350)
Issuance of common stock......     --       --       33,334      333             --      199,667            --             --
Net loss for the six months
  ended June 30, 1996
  (unaudited).................     --       --           --       --             --           --      (703,794)            --
                                ------   ------   ---------   -------   ------------   ----------   -----------    -----------
Balance -- June 30, 1996
  (unaudited).................      0    $   0    3,753,255   $37,533    $        0    $ 278,470    $(1,607,903)    $ (12,350)
                                ------   ------   ---------   -------   ------------   ----------   -----------    -----------
                                ------   ------   ---------   -------   ------------   ----------   -----------    -----------

            See the Notes to the Consolidated Financial Statements.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            SIX MONTHS ENDED JUNE 30,      YEAR ENDED DECEMBER 31,
                                                            --------------------------    ------------------------
                                                               1996           1995           1995          1994
                                                            -----------    -----------    ----------    ----------
                                                            (UNAUDITED)    (UNAUDITED)

Cash flows from Operating activities:
     Net loss............................................   $  (703,794)   $  (153,809)   $ (869,303)   $ (381,786)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
          Depreciation and amortization..................         6,956          3,333         7,272         7,837
          Loss on sale of marketable securities..........            --             --            --         4,590
          Cash value of life insurance...................            --             --        (1,226)       (1,087)
     Changes in operating assets and liabilities:
          Increase accounts receivable...................        (3,820)            --            --            --
          (Increase) decrease due from boxers and
            trainers.....................................        67,039        (44,754)     (136,379)      (14,979)
          (Increase) decrease other current assets.......           225            808        (3,385)         (258)
          Increase other assets..........................       (11,000)            --            --            --
          Increase escrow funds payable..................        35,000         20,750        22,906            --
          Increase (decrease) accrued expenses...........      (221,032)       (15,214)      291,057        40,795
          Increase accrued interest......................        72,048             --        24,570            --
          Increase (decrease) income taxes payable.......          (250)           (38)           75        (7,744)
                                                            -----------    -----------    ----------    ----------
Net cash used in operating activities:...................      (758,628)      (188,924)     (664,413)     (352,632)
                                                            -----------    -----------    ----------    ----------
Cash flows from investing activities:
     Proceeds from sale of marketable securities.........            --             --            --       112,911
     Purchase of marketable securities...................            --             --            --        (9,517)
     Purchase of property and equipment..................       (43,195)            --       (13,161)         (705)
     Advances to stockholder.............................        (9,065)       117,789      (100,046)      117,348
                                                            -----------    -----------    ----------    ----------
Net cash provided by (used in) investing activities......       (52,260)       117,789      (113,207)      220,037
                                                            -----------    -----------    ----------    ----------
Cash flows from financing activities:
     Deferred costs in connection with proposed public
       offering..........................................       (54,673)            --       (47,148)           --
     Proceeds from notes payable and debt................       756,000             --     1,171,000            --
     Repayment of notes payable and debt.................        (1,601)        (5,000)       (5,000)       (7,339)
     Capital contributions...............................            --         60,000       220,002       125,001
                                                            -----------    -----------    ----------    ----------
Net cash provided by financing activities:...............       699,726         55,000     1,338,854       117,662
Net increase (decrease) in cash..........................      (111,162)       (16,135)      561,234       (14,933)
                                                            -----------    -----------    ----------    ----------
Cash (overdraft) at beginning of year....................       547,136        (14,098)      (14,098)          835
                                                            -----------    -----------    ----------    ----------
Cash (overdraft) at end of year..........................   $   435,974    $   (30,233)   $  547,136    $  (14,098)
                                                            -----------    -----------    ----------    ----------
                                                            -----------    -----------    ----------    ----------
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Income taxes...................................   $     1,000    $       187    $      253    $      521
                                                            -----------    -----------    ----------    ----------
                                                            -----------    -----------    ----------    ----------
          Interest.......................................   $       758    $         3    $    9,159    $    7,957
                                                            -----------    -----------    ----------    ----------
                                                            -----------    -----------    ----------    ----------

            See the Notes to the Consolidated Financial Statements.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

1. NATURE OF ORGANIZATION

     Worldwide Entertainment & Sports Corp. (the 'Company') was incorporated in Delaware on August 15, 1995, for the purpose of providing management, agency, and marketing services to professional athletes and entertainers. To date, the Company has provided such services principally to boxers.

     The accompanying unaudited financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted. In the opinion of the Company, all adjustments consisting of only normal recurring adjustments, necesssary to present fairly the financial position, results of operations and changes in cash flows for the periods presented have been made.

2. BASIS OF PRESENTATION

     On December 1, 1995, the Company acquired all of the shares of Marc Roberts, Inc., Marc Roberts Boxing, Inc., Shannon Briggs Champion Management, Inc., Merciless Management Inc. and The Natural Management Inc. in exchange for 184,966 shares of Common Stock and acquired the business operations of Shannon Briggs I, L.P. in exchange for 500,000 shares of Common Stock. The business combination has been accounted for as a pooling of interests, and, accordingly, the consolidated financial statements include the combined results of operations of such companies for the periods presented as though the business combination were effective as of January 1, 1994. Intercompany balances and transactions have been eliminated in consolidation. Included are the following results of operations of such companies:

                                                          DECEMBER 31, 1995        DECEMBER 31, 1994
                                                        ---------------------    ----------------------
                                                          NET                      NET       NET INCOME
                                                        REVENUES    NET LOSS     REVENUES      (LOSS)
                                                        --------    ---------    --------    ----------

The Company..........................................   $ 58,694    $(524,825)   $  --       $      --
Shannon Briggs I, L.P................................     89,020     (201,520)      5,200     (217,659)
Marc Roberts, Inc....................................     93,907      (64,567)     15,000       14,051
Marc Roberts Boxing, Inc.............................      --         (30,912)      --         (45,110)
Shannon Briggs Champion Management Inc...............      --         (47,229)      --        (133,068)
Merciless Management Inc.............................      --            (125)      --          --
The Natural Management Inc...........................      --            (125)      --          --
                                                        --------    ---------    --------    ----------
Consolidated Amounts.................................   $241,621    $(869,303)   $ 20,200    $(381,786)
                                                        --------    ---------    --------    ----------
                                                        --------    ---------    --------    ----------

     The Company has incurred substantial losses since inception and, as of June 30, 1996 has a working capital deficiency of $1,304,250. In order to continue its operations as a going concern, the Company must obtain additional financing which it is endeavoring to do my means of a public offering of securities. In addition, the Company's success will depend on the ability of one or more of the boxers to attain championship status (or in the case of the two heavyweight boxers, top contender status) and consequently engage in matches with substantially higher purses. Unless and until such status is achieved, the boxers' purses will be insufficient for the Company to cover its annual operating costs. There is no assurance that the Company can complete its proposed securities offering or that it can obtain adequate additional financing from other sources or that profitable operations can be attained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE A -- NATURE OF ORGANIZATION AND BASIS OF PRESENTATION -- (CONTINUED)


     The Company is proposing an initial public offering of its securities, pursuant to which it expects to offer up to 1,400,000 units, each comprising one share of common stock of the Company and one warrant. Each warrant entitles the holder to purchase one share of common stock at 120% of the public offering price of the units for five years commencing one year after the effective date.


     Pursuant to a private placement completed in July 1996, the Company issued five year warrants to purchase up to 995,000 shares of common stock at an exercise price of $7.20.

     Upon consummation of the initial public offering, the underwriter will receive for nominal consideration, an option to purchase 10% of the number of units being underwritten for the account of the Company at a price of 1 mil per warrant. The warrants shall be exercisable during the four year period commencing one year after the effective date at 120% above the public offering price.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. DEFERRED COSTS OF SECURITIES REGISTRATION

     Deferred offering costs consist of expenses incurred to date with respect to a public offering which the Company is pursuing. These costs will be charged against the proceeds of such offering or, in the event the offering is unsuccessful, against operations in the period in which the offering is aborted.

     The Company has incurred $101,821 of costs in connection with the proposed offering through June 30, 1996, and expects to incur substantial additional costs in this connection.

2. PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation is computed using primarily accelerated methods based upon the estimated useful lives of the assets which range from 5 to 7 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

3. ORGANIZATION COSTS

     Organization costs of $3,342 are amortized over sixty months on a straight-line basis. Total amortization expense for the six months ended June 30, 1996 and 1995 (unaudited), and for the year ended December 31, 1995 and 1994, was $334, $334, $668 and $668, respectively.

4. LOSS PER SHARE

     The loss per share calculation assumes that the shares issued at par value are reacquired using the treasury stock method at the initial public offering price. This is figured according to SAB4:D. These shares are assumed to be reacquired and are included as such in common shares outstanding for all periods presented even if the effect is anti-dilutive (APB 15). The effective dilution is not substantial. Therefore the Company is considered to have a simple capital structure and does not need to present primary or fully-diluted loss per share.

5. REVENUE RECOGNITION

     Purse revenue is recognized upon completion of a fight, as a percentage of the boxer's purse. If a fight is canceled, any monies that may have been received in advance will be recognized as income at that time. Ticket and commission revenues are recognized upon the commencement of a scheduled fight.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

6. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7. INCOME TAXES

     The Company provides Federal and state income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS 109).

8. STOCK-BASED COMPENSATION

     The Financial Accounting Standards Board has issued a new standard, 'Accounting for Stock-Based Compensation' ('SFAS 123'). SFAS 123 requires that an entity account for employee stock compensation under a fair value based method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, 'Accounting for Stock Issued to Employees' ('Opinion 25'). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under SFAS 123 had been applied. The Company will adopt the disclosure requirements of SFAS 123 during 1996.

NOTE C -- DUE FROM RELATED PARTIES

     Amounts due from related parties represent the net balance due of advances made to the principal officer/shareholder which represents a net accumulation of loans to and from the principal officer/shareholder of the corporation from the inception of the various corporations. The loans bear no interest.

NOTE D -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                               JUNE 30,      DECEMBER 31,
                                                                                 1996            1995
                                                                              -----------    ------------
                                                                              (UNAUDITED)

Gym equipment and furniture................................................     $64,600        $ 52,405
Leasehold improvements.....................................................       7,116           7,116
Transportation equipment...................................................      31,000          --
                                                                              -----------    ------------
Total......................................................................     102,716          59,521
Less accumulated depreciation and amortization.............................      35,982          29,360
                                                                              -----------    ------------
Balance....................................................................     $66,734        $ 30,161
                                                                              -----------    ------------
                                                                              -----------    ------------

     Depreciation expense amounted to $6,622, $2,999, $6,604 and $7,169 for the six months ended June 30, 1996 and 1995 (unaudited), the years ended December 31, 1995 and 1994, respectively.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE E -- CASH SURRENDER VALUE OF LIFE INSURANCE

     Shannon Briggs I, L.P., an affiliated entity (see Note F), purchased two life insurance policies on the life of one of the boxers. The combined face amount totals $400,000. Such policies were acquired by the Company in 1996.

NOTE F -- EQUITY TRANSACTIONS

     In August 1995 the Company issued 150 shares of its Common Stock to its president for a purchase price of $150, and 30 shares of its Common Stock to a director for a purchase price of $30. In September 1995, the Company authorized the amendment of its Certificate of Incorporation to increase the number and par value of its common stock. Also in September 1995, the Company authorized a 10,000 for 1 stock split converting these outstanding 180 shares of Common Stock to 1,800,000 shares.

     In September 1995, in connection with the organization of the Company, the Company issued to 55 persons an aggregate of 1,234,955 shares. Each person paid a purchase price of $.01 per share price of such common stock.

     Commencing in September 1995 and ending in July 1996, the Company conducted a private placement (the 'Placement') of units, each consisting of (a) a promissory note in the principal amount of $50,000 bearing interest at a rate of 10% per annum payable in full upon the earlier of (i) the receipt by the Company of at least $3,000,000 from the closing of an underwritten initial public offering of the Company's securities (the 'Initial Public Offering') or (ii) 18 months after the date of the closing of the unit investment (the 'Placement Closing Date') and (b) a warrant to purchase 25,000 shares of the Company's Common Stock exercisable for a period of five years from the Placement Closing Date, provided that an Initial Public Offering is consummated during such five year exercise period, at an exercise price per share equal to 120% of the price per share in the Initial Public Offering. The purchase price per unit was $50,000. The Company sold an aggregate 39.8 units, generating net proceeds to the Company of $1,890,000 as of June 30, 1996 and 1,990,000 as of July 1996.

     In November 1995, the Company entered into an Asset Acquisition Agreement with Shannon Briggs Boxing I, L.P. (the 'Briggs Partnership') to acquire all of the assets of the Briggs Partnership. Marc Roberts was the sole shareholder of Shannon Briggs Champion Management, Inc., the general partner of the Briggs Partnership. In accordance with the terms of the Asset Acquisition Agreement, the existing management agreement with Shannon Briggs was terminated, and a new management agreement was entered into between the Company and Shannon Briggs. Pursuant to the Asset Acquisition Agreement, the Company was authorized to issue to the Briggs Partnership 500,000 shares of Common Stock.

     In December 1995, Marc Roberts assigned all of his shares in Merciless Management Inc., The Natural Management Inc., Marc Roberts Inc., Shannon Briggs Champion Management, Inc. and Marc Roberts Boxing, Inc., to the Company in exchange for an additional 184,966 shares of Common Stock. Each of those companies was subsequently merged into the Company.

     In May 1996, the Company agreed to issue 33,334 shares of its Common Stock to the Summit Management Group in connection with the execution of a Consulting Agreement between the Company and Summit Management Group. These shares have been valued at $200,000, which is based upon the price per share at which the Company's common stock is offered for sale through its initial public offering.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE G -- NOTES AND LOANS PAYABLE

                                                                                         JUNE 30,      DECEMBER 31,
                                                                                           1996            1995
                                                                                        -----------    ------------
                                                                                        (UNAUDITED)

Other:
     Interest-free loan, payable on demand...........................................   $     6,000     $    6,000
     Interest-free loan, payable on demand...........................................         4,900          4,900
                                                                                        -----------    ------------
                                                                                        $    10,900     $   10,900
                                                                                        -----------    ------------
                                                                                        -----------    ------------

                                                                                         JUNE 30,      DECEMBER 31,
                                                                                           1996            1995
                                                                                        -----------    ------------
                                                                                        (UNAUDITED)

Promissory notes:
     Various unsecured promissory notes bearing interest at 10% compounded annually and payable in full upon the earlier of the receipt by the Company of at least $3,000,000 from closing of an underwritten initial public offering of the Company's common stock or 18 months after the date of the closing of the investment. These notes were issued through a private placement, of units, each comprising a $50,000 note and a warrant to purchase 25,000 shares of the
        Company's common stock, exercisable for a period of 5 years from such placement closing date, provided that an initial public offering is consummated during such 5 year exercise period, at an exercise price per
        share equal to 120% of the price per share in the initial public offering....   $ 1,890,000     $1,165,000
                                                                                        -----------    ------------
                                                                                        -----------    ------------

     Escrow funds payable:

          The Company has received funds earned by two of the boxers through a percentage of gross proceeds earned by each of the boxers. These funds are being held in escrow on behalf of the boxers until such time as their release is requested.

     Long-term debt consists of the following:

                                                                               JUNE 30,      DECEMBER 31,
                                                                                 1996            1995
                                                                              -----------    ------------
                                                                              (UNAUDITED)

Note payable to bank, payable in monthly installments of $786, including interest at 10%, loan maturity date February 29, 2000, secured by
  automobile, with a net book value of $29,470.............................     $29,399        $ --
Less current maturities of long-term debt..................................       7,399          --
                                                                              -----------    ------------
                                                                                $22,000        $ --
                                                                              -----------    ------------
                                                                              -----------    ------------

     Maturities of long-term debt are as follows:

June 30, 1997................................................................................   $ 7,399
June 30, 1998................................................................................     7,575
June 30, 1999................................................................................     8,369
June 30, 2000................................................................................     6,056
                                                                                                -------
                                                                                                $29,399
                                                                                                -------
                                                                                                -------

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE H -- CONTINGENT LIABILITY

     At November 30, 1994, certain shareholders received a $400,000 personal line of credit from their bank. This line of credit paid interest monthly at the prevailing base rate of the bank. As security for this note, borrowers granted to the bank a lien on, a continuing security interest in, and a right to set off at any time, without notice, all property and deposit accounts at, under the control of or in-transit to bank which belonged to borrower, any guarantor or endorser. As of December 20, 1995 Worldwide Entertainment & Sports Corp. became a co-guarantor. The outstanding line was $400,000 at December 31, 1995. The Company paid $9,000 of interest at December 31, 1995, on behalf of such shareholders. The line was repaid by January 31, 1996 and subsequently renewed. As of July 2, 1996 the Company was no longer a guarantor.

NOTE I -- INCOME TAXES

     The income tax provision is comprised of the following at:

                                                  JUNE 30,       JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                                    1996           1995            1995            1994
                                                 -----------    -----------    ------------    ------------
                                                 (UNAUDITED)    (UNAUDITED)

State current provision.......................      $ 750          $ 149           $637            $175
                                                 -----------    -----------      ------          ------
                                                 -----------    -----------      ------          ------

     The Company's total deferred tax asset, comprised solely of federal and state net operating loss carryforwards, and valuation allowance at December 31, 1995 and 1994 are as follows:

Total deferred tax asset....................................................................   $94,461    $46,774
Less valuation allowance....................................................................   (94,461)   (46,774)
                                                                                               -------    -------
Net deferred tax asset......................................................................   $ --       $ --
                                                                                               -------    -------
                                                                                               -------    -------

     The Company has available an $164,843 net operating loss carryforward which may be used to reduce future federal taxable income available through December 31, 2010. The Company also has available an $426,829 net operating loss carryforward which may be used to reduce future state taxable income available through December 31, 2002.

     The above net operating losses were incurred by C corporation entities as designated by the Internal Revenue Service.

     Other entities which were merged into the Company were S corporations. Management has determined that the net operating losses applicable to these entities will not be utilized due to the merger.

NOTE J -- LEASE COMMITMENT

     The Company leases space which serves as the gym and training facility. The original lease expired August 31, 1993 with the option to renew for a maximum of five one year terms. The options have not been exercised, but the Company continues to occupy such space on a month-to-month basis. The terms of the lease include escalation for real estate taxes.

     The Company pays rent on behalf of the boxers, their personal attendants and strength coaches.

     Total rent expense amounted to the following:

December 31, 1995............................................................................   $33,980
December 31, 1994............................................................................    24,306

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE J -- LEASE COMMITMENT -- (CONTINUED)

     The Company is committed to several operating leases of automobiles. Approximate future minimum lease payment of all non-cancelable operating leases for the next three years follow:

December 31, 1996............................................................................   $28,698
December 31, 1997............................................................................    16,456
December 31, 1998............................................................................     5,935

     The Company is responsible for all taxes, licenses, insurance and general maintenance related to the above leases.

NOTE K -- COMMITMENTS AND OTHER MATTERS

1. MANAGEMENT CONTRACTS

     The Company has exclusive management contracts with four boxers:

          a) Contract I expires November 7, 2000. The agreement provides for the boxer to retain 60% of purses from all bouts or exhibitions (purse income) through November 7, 1995, 72 1/2% through November 7, 2000, and 80% of all fees for commercials, endorsements, public appearances, etc. The Company is obligated to provide training facilities, and pay expenses and housing allowances aggregating no more than $ 1,200 per month. These monthly stipends are advances and the Company is entitled to deduct them from proceeds received by the boxer. No such deductions will be made until the boxer's aggregate purses, income or fees have exceeded $50,000.

          b) Contract II expires April 9, 2001 with an option to extend the term for an additional five-year period immediately following the end of the initial term. The agreement provides for the boxer to retain 80% of purses from all bouts or exhibitions (purse income) and 75% of all fees for product endorsements, speaking engagements, personal appearances or other commercial performances. The Company shall provide for the boxers the services of a first-class trainer and the facilities of a complete boxing training camp.

          c) Contract III expires February 20, 2001, with an option to extend the term for an additional five-year period immediately following the end of the initial term. The agreement provides for the boxer to retain 85% of purses from all bouts or exhibitions (purse income). The Company shall provide for the boxer the services of a first-class trainer and the facilities of a complete boxing training camp.

          d) Contract IV expires January 8, 2001, with an option to extend the term for an additional five-year period immediately following the end of the initial term. The agreement provides for the boxer to retain 82 1/2% of purses from all bouts or exhibitions (purse income). The Company shall provide for the boxer the services of a first-class trainer and the facilities of a complete boxing training camp.

2. DUE FROM BOXERS

     Pursuant to the boxers' management agreement, the corporation makes unsecured interest-free loan advances to the boxers who then authorize the corporation to deduct the amount of their loan advance from the proceeds of their fight purse.

3. SETTLEMENT AGREEMENT AND RELEASE OF CO-MANAGER

     On October 9, 1995 a settlement agreement was reached with a co-manager of one of the boxers which provided for the termination of a contract which was previously made with such co-manager. Total payments made to the co-manager for the release of his contract were $208,500.

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE L -- SUBSEQUENT EVENTS

STOCK OPTION PLAN

     In July 1996 the Company adopted the 1996 Stock Option Plan covering 500,000 shares of the Company's common stock, $.01 par value, pursuant to which officers, directors and key employees of the Company are eligible to receive incentive and/or non-qualified stock options. Incentive stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock. Options granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years, and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. No options have as yet been granted under the Stock Option Plan.

FORMATION OF A NEW SUBSIDIARY

     In August 1996, the Company formed a new corporation, Worldwide Basketball Management, Inc. ('WWBM') with an 80% interest owned by the Company. The remaining 20% interest is owned by two principals formerly associated with Impact Sports Management, LLC ('Impact'). One of the principals is a certified NBA player agent. These principals have signed five year employment agreements with WWBM, effective September 1, 1996. WWBM has been assigned the revenues resulting from existing representation agreements and future revenues that may be generated from future agreements. An unaudited condensed balance sheet and income statement for Impact, of which the two principals collectively owned a 24% partnership interest, is as follows:

                                                                                           DECEMBER 31,
                                                                        JUNE 30, 1996          1995
                                                                        -------------    -----------------
                                                                         (UNAUDITED)        (UNAUDITED)

Total assets.........................................................      $15,173              $32
                                                                        -------------           ---
     Total partners' capital.........................................      $15,173              $32
                                                                        -------------           ---
                                                                        -------------           ---

                                                                                          FOR THE PERIOD
                                                                         SIX MONTHS       JANUARY 5, 1995
                                                                            ENDED         (INCEPTION) TO
                                                                        JUNE 30, 1996    DECEMBER 31, 1995
                                                                        -------------    -----------------
                                                                         (UNAUDITED)        (UNAUDITED)

Total net revenue....................................................     $ --               $   1,250
Total expenses.......................................................        92,621             76,595
                                                                        -------------    -----------------
     Net loss........................................................     $ (92,621)         $ (75,345)
                                                                        -------------    -----------------
                                                                        -------------    -----------------

     The Company has agreed to fund the operations and obligations of WWBM up to $700,000, not to exceed $1,000,000 if certain conditions exist.

SETTLEMENT AGREEMENT AND RELEASE OF BOXERS' TRAINER

     On August 29, 1996 a settlement agreement was reached with a trainer for one of the boxers which provided for the termination of a contract which was previously made with such trainer. A payment of $50,000 was made on September 6, 1996. Another payment of $50,000 is due not later than October 31, 1996.

_________________________________               ________________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZAED BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----

Prospectus Summary..........................................................................................................     3
The Company.................................................................................................................     6
Risk Factors................................................................................................................     6
Dilution....................................................................................................................    13
Use of Proceeds.............................................................................................................    14
Dividend Policy.............................................................................................................    14
Capitalization..............................................................................................................    15
Selected Financial Data.....................................................................................................    16
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................    17
Business....................................................................................................................    21
Management..................................................................................................................    30
Certain Transactions........................................................................................................    33
Principal Stockholders......................................................................................................    34
Description of Securities...................................................................................................    35
Underwriting................................................................................................................    37
Legal Matters...............................................................................................................    39
Experts.....................................................................................................................    39
Additional Information......................................................................................................    40
Index to Consolidated Financial Statements..................................................................................   F-1

                            ------------------------
     UNTIL                  ,  1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMPANY'S SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            WORLDWIDE ENTERTAINMENT
                                 & SPORTS CORP.


                                1,400,000 UNITS
                               EACH COMPRISED OF
                         ONE SHARE OF COMMON STOCK AND
                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT


                             ---------------------
                                   PROSPECTUS
                             ---------------------

                        WILLIAM SCOTT & COMPANY, L.L.C.
                                            , 1996

_________________________________               ________________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SIXTH, subparagraph 5 of the Certificate of Incorporation of the Company contains the following provision which provides for the indemnification of directors and officers of the Company:

          SIXTH(5)  The Corporation  shall, to  the fullest  extent permitted by
     Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article 6 subparagraph 6 of the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(b)(7).

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

     The Company intends to enter into an agreement with each of its officers and directors pursuant to which they will be indemnified to the fullest extent permitted under the Delaware General Corporation Law. The Company may also obtain and maintain its own insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........................................   $  8,596
NASD registration fee.......................................................................   $  2,494
NASDAQ listing fee..........................................................................   $  1,000
Printing registration statement and other documents.........................................   $ 80,000
Fees and expenses of Registrant's counsel...................................................   $150,000
Representative's expense allowance..........................................................   $144,000
Underwriter's Consulting fee................................................................   $ 50,000
Accounting fees and expenses................................................................   $ 62,000
Blue Sky expenses and counsel fees..........................................................   $ 35,000
Transfer agent and warrant agent............................................................   $ 10,000
Miscellaneous...............................................................................   $  6,910
                                                                                               --------
     Total..................................................................................   $550,000
                                                                                               --------
                                                                                               --------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Described below is information regarding all securities that have been issued by the Company since August 15, 1995, its date of incorporation.

     In August 1995 the Company issued 150 shares of its Common Stock, to Marc Roberts for a purchase price of $150, and 30 shares of its Common Stock, to Herbert Kozlov for a purchase price of $30. In September 1995, the Company authorized a 10,000 for 1 stock split converting these outstanding 180 shares of Common Stock to 1,800,000 shares.

     In September 1995, the Company issued to 55 persons an aggregate of 1,234,955 shares. Each person paid a purchase price of $.01 per share price of such common stock. The Company believes that the issuance of the shares was exempt from registration under the Securities Act of 1933 in reliance on the exemption afforded by Section 4(2) thereunder. Each of such persons was either a member of management of the Company, a relative of such person, or a person having a personal or business relationship with a member of management. The issuances to these persons occurred prior to the Company commencing active business operations and were issued at par value ($.01). Such issuances were not undertaken for the purpose of raising capital, nor did such issuances involve the solicitation of investors. The participants in such issuance are identified below.

                                                                                      NUMBER
                                                                                        OF
                                       NAME                                           SHARES
-----------------------------------------------------------------------------------   -------
Shannon Briggs.....................................................................    33,334
Arnie Budin........................................................................     3,334
Leonard Byam.......................................................................       835
Karen Camacho......................................................................     6,000
Michael Cantor.....................................................................    37,500
Ron Cantor.........................................................................     2,500
Bill Cayton........................................................................     5,000
Alan Cohen.........................................................................    16,667
Richard Davimos, Jr................................................................    62,361
Robert Davimos.....................................................................    66,667
Dan Drykerman......................................................................     2,500
Isaac Dweck........................................................................     8,334
Russell Fishkind...................................................................    25,000
Thomas Gallahger...................................................................     8,334
Steve Goldstein....................................................................     4,167
Jeff Greenman......................................................................     3,334
William Grafton....................................................................    25,000
Ray Greenman.......................................................................     3,334
Sam Hampton........................................................................     5,000
Tom Hauser.........................................................................     2,000
Alyssa Held........................................................................     5,000
Drew Holder........................................................................     4,166
Gary Hollander.....................................................................    83,334
Morris Husarsky....................................................................   104,167
Erica June.........................................................................     1,667
Howard Kessler.....................................................................    29,166
Stewart Koenig.....................................................................    25,000
Hersh Kozlov.......................................................................     5,000
Ronald Kramer......................................................................    12,500
Jeff Langendorff...................................................................     1,667
Joseph Marino......................................................................    41,666
Kevin Masarik......................................................................     1,667
Marlin Merritt.....................................................................       415
Ray Mercer, Sr.....................................................................    50,000
Charles Murray.....................................................................    16,667
Parker Duryee Rosoff & Haft........................................................    50,000
Thomas Parks.......................................................................    50,000
Tracy Patterson....................................................................    16,667
Susan Rauch........................................................................    50,000
Ali Roberts........................................................................     8,334
Cari Roberts.......................................................................     8,334
David Roberts......................................................................     8,334
Roy Roberts........................................................................    83,334
Roz Roberts........................................................................    16,666

                                                  (table continued on next page)

(table continued from previous page)

                                                                                      NUMBER
                                                                                        OF
                                       NAME                                           SHARES
-----------------------------------------------------------------------------------   -------
Terry Rucker.......................................................................    39,166
Ryan Schinman......................................................................    25,000
Robert Schultz.....................................................................    16,667
Corey Shapiro......................................................................     4,167
Eugene Silverman...................................................................    22,500
Harvey Silverman...................................................................    83,334
Vicki Strowe.......................................................................     8,334
Troy Taylor........................................................................     1,667
Lawrence Twill.....................................................................    20,000
Russell Weisman....................................................................     4,167
Morris Wolfson.....................................................................     8,334
Jerry Ziering......................................................................     6,667

     Commencing in September 1995 and ending in June 1996, the Company privately sold an aggregate of 39.8 units ('Units'), resulting in net proceeds to the Company of $1,990,000, each consisting of (a) a $50,000 promissory note bearing interest at a rate of 10% per annum payable in full upon the earlier of (i) the Company's receipt of at least $3,000,000 from an underwritten public offering of the Company's securities (the 'Initial Public Offering') or (ii) 18 months after the date of the closing of the unit investment (the 'Placement Closing Date') and (b) a warrant to purchase 25,000 shares of the Company's Common Stock exercisable for a period of five years from the Placement Closing Date, provided that an Initial Public Offering is consummated during such five year exercise period, at an exercise price per share equal to 120% of the price per share in the Initial Public Offering. Messrs. Drykerman and Cohen purchased 1.5 and 1 Unit, respectively, through such private placement. The Company believes that the placement of the Units was exempt from registration under the Securities Act of 1933 in reliance on the exemption afforded by Section 4(2) thereunder. The offer of the units was made on a private basis, without general solicitation or other indicia of a public offering. The units were offered by Company management to a limited number of persons, each of whom had a direct or indirect personal or business relationship with the Company's management, and each of whom were 'accredited investors' who possessed sufficient business sophistication to analyze the merits of an investment in the units. The particpants in such private placement are identified below.

                                         NAME                                                UNITS
---------------------------------------------------------------------------------------   -----------
Frank Duchon...........................................................................   1/2
Howard J. Trinker......................................................................   1/2
Gary Rein..............................................................................   1/2
Vincent Fogliano.......................................................................   1/2
Eugene D. Crittenden Jr................................................................   1
Marc R. Eisner & Billie B. Eisner......................................................   1/2
Andrew Constantine II..................................................................   1/2
Barrett L. Silver......................................................................   1/2
Russell J. Weisman.....................................................................   1/4
Douglas C. Wilkins.....................................................................   1/2
Dan Drykerman..........................................................................   1 1/2
Dr. Phil Lifschitz.....................................................................   1
Steven DaPuzzo.........................................................................   1/2
Robert Schultz.........................................................................   1/4
David I. Shapiro.......................................................................   1/2
Gary Wood..............................................................................   1/2
Lawrence B. Lewis......................................................................   1/4
David H. Meyrowitz.....................................................................   1/2

                                                  (table continued on next page)

(table continued from previous page)

                                         NAME                                                UNITS
---------------------------------------------------------------------------------------   -----------
Harry A. Danz..........................................................................   1/2
Bruce A. Sussman.......................................................................   1/2
William B. Marcus......................................................................   1/2
Ann Silver & Linda Silver..............................................................   1/2
Robert Rosenberg.......................................................................   1/4
Stuart D. Goldman......................................................................   1/2
Allan B. Cohen.........................................................................   1
Manhattan Funding Group................................................................   1
Bonnie S. Grossman.....................................................................   1/2
Andrew A. Holder.......................................................................   1/2
Bernard M. Weiss.......................................................................   1/4
Dr. Joseph Ferrante III................................................................   1/4
Michael T. Lamoretti...................................................................   1/4
Paul V. Profeta........................................................................   1
Thomas L. Parks and Easter C. Parks....................................................   1/2
Eugene Silverman.......................................................................   3/4
Peggy Ann Garjian & Kenneth J. Santiamo................................................   1 1/2
Michael M. Cantor......................................................................   2
Momentum Enterprises Inc...............................................................   1
Gary C. Nassau/Martin Katz.............................................................   1/2
Bruce A. Lipnick.......................................................................   1/4
Isaac R. Dweck.........................................................................   2
Bruce Fischer..........................................................................   1
Jeffrey Fischer........................................................................   1
Peter T. Roselle.......................................................................   1
Howard Kessler.........................................................................   1/2
Renaissance Associates.................................................................   1/2
Nelson Garjian.........................................................................   1/2
Danielle & Nicole Mongelli.............................................................   1/2
Richard Garjian........................................................................   1
Michael J. Frielander..................................................................   1/2
Vasant Chmeda..........................................................................   1
John F. Casey..........................................................................   1/4
John Dichiara..........................................................................   1
Richard Buchaniec......................................................................   1/2
Irving and Anne Freedberg..............................................................   1/2
Barbara E. Zimmer......................................................................   1/2
Morris Wolfson Family L.P..............................................................   2
Kayasan S.A............................................................................   1
Ira Stern..............................................................................   1/2

     In November 1995, the Company entered into an Asset Acquisition Agreement with Shannon Briggs Boxing I, L.P. (the 'Briggs Partnership') to acquire all of the assets of the Briggs Partnership. Marc Roberts is the sole shareholder of the general partner of the Briggs Partnership, S.B.Champion Management, Inc. In accordance with the terms of the Asset Acquisition Agreement, the existing management agreement with Shannon Briggs was terminated, and a new management agreement was entered into between the Company and Shannon Briggs. Pursuant to the Asset Acquisition Agreement, the Company was authorized to issue to the Briggs Partnership 500,000 shares of Common Stock.

     In December 1995, Marc Roberts assigned all of his shares in Merciless Management Inc., The Natural Management Inc. Marc Roberts Inc., S.B. Champion Management, Inc. and Marc Roberts Boxing, Inc., to the Company in exchange for an additional 184,966 shares of Common Stock. Each of those companies was subsequently merged into the Company.

     In May 1996, the Company agreed to issue 33,334 shares of its Common Stock to Summit Management Group in connection with the execution of a Consulting Agreement between the Company and Summit Management Group.

     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. No underwriter was engaged in connection with the foregoing sales of securities.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


 EXHIBIT
  NUMBER                                             DESCRIPTION OF EXHIBIT
----------  --------------------------------------------------------------------------------------------------------

 1.1*       -- Form of Underwriting Agreement.
 1.2*       -- Agreement Among Underwriters
 1.3*       -- Financial Advisory and Investment Banking Agreement
 1.4*       -- Unit Purchase Option Agreement
 3.1(a)*    -- Certificate of Incorporation of the Registrant.
 3.1(b)*    -- Certificate of Amendment Filed August 21, 1995
 3.1(c)*    -- Certificate of Amendment filed July 18, 1996
 3.1(d)*    -- Certificate of  Ownership and  Merger among  the Registrant,  Merciles Management  Inc., The  Natural
              Management Inc., Marc Roberts Inc., S.B. Champion Management, Inc. and Marc Roberts Boxing, Inc. filed
              July 19, 1996
 3.2*       -- Amended By-Laws of the Registrant.
 4.1*       -- Form Certificate representing the Common Stock, par value $.01 per share.
 4.2*       -- Form of Redeemable Warrant
 4.3*       -- Form of Warrant issued in private placement
 4.4*       -- Form of Underwriter's Unit Purchase Option
 5.1*       -- Opinion of Parker Duryee Rosoff & Haft A Professional Corporation
10.1*       -- 1996 Stock Option Plan.
10.2*       -- Employment Agreement between Registrant and Marc Roberts
10.3*       -- Employment Agreement between Registrant and Ryan Schinman
10.4*       -- Management Agreement between the Registrant and Shannon Briggs
10.5*       -- Management Agreement between the Registrant and Tracy Patterson
10.6*       -- Management Agreement between Registrant and Charles Murray
10.7*       -- Management Agreement between Registrant and Ray Mercer
10.8*       -- Form of Subscription Agreement between Registrant and Private Placement Investors
10.9*       -- Asset Purchase Agreement between Registrant and Shannon Briggs I, L.P., as amended
10.10*      -- Employment Agreement between Registrant and Erik Rudolph
10.11*      -- Employment Agreement between Registrant and Michael Goodson
10.12*      -- Shareholders Agreement among Registrant, Erik Rudolph and Michael Goodson
10.13*      -- Consulting Agreement with Summit Management Group
21.1*       -- Subsidiaries of the Registrant.
23.1        -- Consent of Rosenberg Rich Baker Berman & Company
23.2*       -- Consent of PDRH (to be included in Exhibit 5.1)
24.1        -- Power of Attorney (contained on signature page)


------------

*  Previously filed

     (b) Financial Statement Schedules

     All schedules have been omitted because of the absence of conditions under which they are required, or because the required information is given in the financial statements or the notes thereto.

ITEM 28. UNDERTAKINGS.

     The Company hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i) to include any prospectus required by

Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment to this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on October 17, 1996.


                                          WORLDWIDE ENTERTAINMENT & SPORTS CORP.

                                          By:          /s/ MARC ROBERTS
                                             ...................................
                                                        MARC ROBERTS
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Roberts his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
             /S/ MARC ROBERTS               Director, President and Chief Executive         October 17, 1996
 .........................................    Officer (Principal executive officer)
               MARC ROBERTS

                    *                       Director (Principal accounting and financial    October 17, 1996
 .........................................    officer)
               ROY ROBERTS

                    *                       Director                                        October 17, 1996
 .........................................
               ALLAN COHEN

                    *                       Director                                        October 17, 1996
 .........................................
              DAN DRYKERMAN

                    *                       Director                                        October 17, 1996
 .........................................
              HERBERT KOZLOV

                    *                       Director                                        October 17, 1996
 .........................................
             HARVEY SILVERMAN

            * /S/ MARC ROBERTS
 .........................................
      MARC ROBERTS, ATTORNEY IN FACT